UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Simpson Manufacturing Co., Inc.
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SIMPSON
Manufacturing
COMPANY
™

2023
Notice of Annual Meeting & Proxy Statement

LETTER TO STOCKHOLDERS
To Our Fellow Stockholders:
Thank you for your continued investment in Simpson Manufacturing Co., Inc. (the “Company”, “Simpson”, “we” or “us”). We cordially invite you to attend Simpson’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”), to be held virtually, via live webcast at www.virtualshareholdermeeting.com/SSD2023, at 10:00 a.m., Pacific Daylight Time, on Wednesday, April 26, 2023. We continue to embrace the latest technology to provide expanded access, improved communication and cost savings. We believe hosting a virtual meeting enables increased stockholder attendance and participation from locations around the world. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Further information on attending, voting, and submitting questions at the Annual Meeting are included in the accompanying Notice of Annual Meeting and Proxy Statement.
The year 2022 was one of significant growth and expansion for Simpson, made possible by focusing on our ambitions with continued emphasis on our customers and employees. We remain committed to positioning Simpson for long-term, sustainable and increasing profitable growth. To this end, in 2022 we achieved consolidated full-year net sales of approximately $2.1 billion, up 34.5% from $1.57 billion in 2021, and produced strong earnings of $7.76 per diluted share, an increase of 26.8% year-over-year. In addition, we delivered on nearly every target we had set as part of our 2022 Plan goals, strengthened our position in both building technology, National Retail, and Europe with the acquisition of the ETANCO Group.
Our Proxy Statement is an opportunity to reflect on the Company’s performance, highlight the strengths and efforts of our Board and provide transparency into our corporate governance, sustainability and executive compensation practices. Our Board has a long-standing history of being overseen by independent directors with a diverse set of skills and experiences. We are very proud that 7 out of 8 directors will be independent and 37.5% of our directors will be female if all of the Board nominees are elected at the Annual Meeting.
The accompanying Proxy Statement further highlights key activities and accomplishments in 2022 and contains information on the matters that we are seeking your vote at the Annual Meeting. On behalf of the Board, our executive management team, and the entire Simpson organization, thank you for your continued interest and support.
Sincerely yours,

Mike Olosky
President and Chief Executive Officer

James Andrasick
Independent Chair of the Board
March 16, 2023
YOUR VOTE IS IMPORTANT.
Whether or not you plan to attend the meeting, please take a few minutes now to vote your shares.

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
DATE Wednesday, April 26, 2023
TIME 10:00 a.m., Pacific Daylight Time
PLACE www.virtualshareholdermeeting.com/SSD2023
RECORD DATE March 2, 2023
Record Date and Voting
You are entitled to vote at the Simpson Manufacturing Co., Inc. (the “Company,” “Simpson,” “we” or “us”) 2023 Annual Meeting of Stockholders, and any adjournment thereof (the “Annual Meeting”) if you were a stockholder of record at the close of business on March 2, 2023 (the “Record Date”). Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at the Annual Meeting. There were 42,662,967 shares of our common stock outstanding on the Record Date.
Items of Business
1	To elect eight members to our Board of Directors, for terms expiring in 2024.
2	To approve, on an advisory basis, named executive officer compensation.
3	To approve, on an advisory basis, the frequency of future advisory votes to approve named executive officer compensation.
4	To ratify our Audit and Finance Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2023.
5	To transact such other business that properly comes before the meeting or any adjournment thereof.
Notice and Access
Instead of mailing a printed copy of our proxy materials, including our Annual Report to Stockholders and Annual Report on Form 10-K, to each stockholder of record, we are providing access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on March 16, 2023, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of the Record Date, and post our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice and/or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Attending the Annual Meeting
See page 72 “Questions and Answers About the Annual Meeting of Stockholders and Voting” for details.
Proxy Voting
Whether or not you plan to attend the meeting, it is important that your shares are represented and voted. We encourage you to vote before the meeting by returning your proxy card or voting via the internet or by telephone.
By Internet www.proxyvote.com
By Telephone Toll-free 1-800-690-6903
By Mail Follow instructions on your proxy card
The Proxy Statement, Annual Report to Stockholders and Annual Report on Form 10-K are available on the Internet at www.proxyvote.com.
The following information applicable to the Annual Meeting may be found in the Proxy Statement and accompanying proxy card:
• The date, time and location of the Annual Meeting;
• A list of the matters intended to be acted on and our board’s recommendations regarding those matters;
• Any control/identification numbers that you need to access your proxy card; and
• Information about attending and voting at the Annual Meeting.
By Order of the Board of Directors.

Cari Fisher
Corporate Secretary
March 16, 2023
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 26, 2023.
2023 Proxy Statement	| 1

2 |	2023 Proxy Statement

2023 Proxy Statement	| 3

PROXY SUMMARY
This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully. As used in this Proxy Statement, unless the context otherwise indicates or requires, references to “Simpson,” the “Company,” “we,” “us,” and “our” mean Simpson Manufacturing
Co., Inc. and its consolidated subsidiaries. We will first send and/or make available this Proxy Statement and the form of proxy for our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to our stockholders on or about March 16, 2023.
ITEM 1
ELECTION OF DIRECTORS
The Board of Directors (the “Board”) has nominated eight nominees, for one year terms expiring in 2024, and recommends that stockholders vote for each nominee based on their specific background, experience, qualifications, attributes and skills.
The Board recommends a vote FOR each director nominee.	Page 12
Directors Skills and Expertise
The Board is comprised of directors with strong professional reputations, skills and experience in established companies and other organizations of comparable status and size to us and/or in areas or industries relevant to our business, strategy and operations. Core skills, experiences, and statistics for each of our current directors are included in the summary graphics below. The current composition of the Board and its director nominees reflect director-selection criteria developed by the Nominating and ESG Committee (formerly the Nominating and Governance Committee) to address our needs and priorities. Further discussion on the qualifications and experience of director nominees is included in the “2023 Nominees” section of this Proxy Statement.

Directors Skills and Experience

Skill	Directors
Public Company Executive Leadership	5
M&A/Strategic Transactions	7
Financial Expertise	4
International Business	4
Building Industry Experience	4
Manufacturing Experience	6
Corporate Governance	4
Human Capital Management	3
Technology	3
Customer Experience/Brand Management	4
Business Transformation Strategies	5
Supply Chain/Logistics	5
Sustainability Responsibility	2

Average Age*
68

Average Tenure*
11.6 Years

Independence
88%

Diversity

Racially Diverse
1
Men
4
Women
4
56% Diversity

Director Tenure*

14%
<4 Years
14%
4-8 Years
71%
9+ Years
11.6 Years

* Age and Tenure for nonemployee directors

*	Statistics above are for current directors, including Ms. Colonias, who is not a director nominee.
4 |	2023 Proxy Statement

 DIRECTOR NOMINEES
	Age	Director Since	Committees		Other Current Public Company Boards
James S. Andrasick, Independent Non-Executive Chair of the Board, Former Chief Executive Officer of Matson Navigation Company, Inc.	78	2012	•	Audit and Finance	•	None
			•	Compensation and Leadership Development
			•	Corporate Strategy and Acquisitions
			•	Nominating and ESG
Jennifer A. Chatman, Independent Paul J. Cortese Professor of Management, Haas School of Business, University of California Berkeley	63	2004	•	Compensation and Leadership Development	•	None
			•	Nominating and ESG (Chair)
Gary M. Cusumano, Independent Retired Chairman, Chief Executive Officer and President of The Newhall Land and Farming Company	79	2007	•	Compensation and Leadership Development (Chair)	•	None
			•	Corporate Strategy and Acquisitions
Philip E. Donaldson, Independent Executive Vice President & Chief Financial Officer of Andersen Corporation	61	2018	•	Audit and Finance (Chair)	•	None
			•	Corporate Strategy and Acquisitions
Celeste Volz Ford, Independent Board Chair and Founder of Stellar Solutions	66	2014	•	Audit and Finance	•	None
			•	Corporate Strategy and Acquisitions (Chair)
Kenneth D. Knight, Independent President and Chief Executive Officer of Invitae Corporation	62	2021	•	Audit and Finance	•	Invitae Corporation
			•	Nominating and ESG
Robin G. MacGillivray, Independent Former Senior Vice President – One AT&T Integration, AT&T	68	2004	•	Compensation and Leadership Development	•	None
			•	Nominating and ESG
Michael Olosky, President and Chief Executive Officer, Simpson Manufacturing Company, Inc.	54	2023	•	None	•	None
We believe our Board is appropriately refreshed, and our directors bring a balance of experience and fresh perspectives.
2023 Proxy Statement	| 5

 CORPORATE GOVERNANCE HIGHLIGHTS
Our Board has implemented policies and structures that we believe are among the best practices in corporate governance. The Corporate Governance section of this Proxy Statement beginning on page 11 describes our governance framework, which includes the following:
 CURRENT BOARD AND GOVERNANCE INFORMATION

9	7	6	99%
Size of Board	Number of Independent Directors	Board Meetings Held in 2022	Attendance at all Board and Committee Meetings Held in 2022
Recent Board Composition and Governance Changes
Effective January 1, 2023, Michael Olosky, in connection with his appointment as President and Chief Executive Officer, was appointed to the Board. At that time, the Board approved an increase in the number of board members from eight to nine, as Karen Colonias, the former Chief Executive Officer, will remain on the Board through the Annual Meeting. After the Annual Meeting, the Board expects to reduce the number of directors from nine to eight. The Nominating and ESG Committee has engaged with Heidrick & Struggles, an executive search firm, to assist in finding additional candidates who qualify as independent directors under New York Stock Exchange (“NYSE”) rules and is prioritizing the selection of diverse directors.
In December 2022, in connection with the annual review of its charter, the Board approved changes to the Nominating and Governance Committee charter to broaden the scope of the committee’s responsibilities to include oversight with respect to the Company’s policies and programs that concern important environmental and social matters such as environmental sustainability; climate change; social justice; and diversity, equity and inclusion, and approved the change of the name of the committee from the Nominating and Governance Committee to the Nominating and ESG Committee, effective January 1, 2023. This Committee will be referred to throughout this Proxy Statement as the “Nominating and ESG Committee.”
Our Corporate Governance Policies Are Among Best Practices
We are committed to maintaining the highest standards of corporate governance. The Board has built a strong and effective governance framework, which has been designed to promote the long-term interests of stockholders and support Board and management accountability.
Majority Vote Standard for Uncontested Directors Elections	Annual Board and Committee Self-Evaluations and Review of Director Qualifications
Annual Election of All Directors	Executive Sessions of Independent Directors Regularly Held at Scheduled Board Meetings, and Directors Meet Periodically Throughout the Year with Individual Members of Management
Separation of Chair and CEO	99% Attendance of Incumbent Directors at Board and Committee Meetings
Seven of Eight Director Nominees Are Independent	Audit and Finance, Compensation and Leadership Development, and Nominating and ESG Committee Members Are All Independent
6 |	2023 Proxy Statement

SUSTAINABILITY AND ENVIRONMENTAL AND SOCIAL RESPONSIBILITY HIGHLIGHTS
We align our sustainability and environmental and social responsibility with our business strategy. As part of Simpson’s vision, we have deeply rooted core values that continue to define our business. At the forefront of these values is doing what is right for our employees’ safety and well-being, as well as for our customers, communities and environment.Our Board, through its Nominating and ESG Committee oversees the Company’s environmental, social and governance (ESG) goals and objectives, and supports the implementation of the Company’s ESG priorities.
Human Capital Management
The Board believes that attracting, developing and retaining employees is vital to Simpson’s continued success. Our Board is actively involved in our human capital management (“HCM”) in its oversight of our long-term strategy and through its committees and engagement with management. We continuously evaluate, modify, and enhance our internal processes and technologies to increase employee engagement, productivity, and efficiency and provide the opportunities, skills, and resources they need to be successful. Our focus on talent management stretches from the board level to our 5,100+ associates through programs overseen by management and reported on to the Board that are designed to identify, train and grow future leaders.
EMPLOYEE SAFETY AND WELL BEING
Our people are the most vital part of our business, and providing a safe, healthy and sustainable working environment is of fundamental importance. We value the safety of all employees, we continually work to minimize employee exposure to potential risk, and we take a proactive approach to health and safety.
ENVIRONMENTAL SUSTAINABILITY
At Simpson, we take action to manage our environmental footprint. We look at four key aspects of environmental sustainability:

MANUFACTURING PROCESSES
•	We strive to minimize the amount of waste generated by our manufacturing processes through companywide lean practices.
•	Our Research & Development engineers focus on material efficiencies and innovative product features that minimize waste in our steel connector, anchor and fastener designs.
RECYCLING
•	We do not manufacture steel and we do not use recycled steel.
•	We support the Circular Economy by minimizing our largest recognized waste stream and send unused steel from our processes back upstream for reintroduction into the supply chain.
•	We recycle the scrap steel resulting from our manufacturing process at all facilities around the world.
•	In addition to steel, we recycle many of the materials that we use to reduce our impact on the environment, including cardboard, plastic and glass bottles, aluminum cans, paper, wood pallets, electronic waste, water, oils, coolants and lubricants and stretch film / wrap — low density polyethylene.
ENERGY CONSERVATION
•	We work to improve energy efficiencies, reducing carbon emissions while reducing our costs.
•	We use energy-efficient lighting, heating and cooling systems to further reduce our impact on the environment, including reducing our carbon emissions.
SUSTAINABLE BUILDING PRACTICES
•
We support sustainable building practices, such as those established by the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) Green Building Rating System™, NAHB Green, and state and city specific green building codes. Our support includes use of green building technology, advanced framing techniques and use of non-toxic materials.

2023 Proxy Statement	| 7

ITEM 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
We recommend that you review our Compensation Discussion & Analysis beginning on page 38, which explains in greater detail the philosophy of the Compensation and Leadership Development Committee and its actions and decisions in 2022 regarding our named executive officer compensation programs. While the outcome of this proposal is non-binding, the Board and Compensation and Leadership Development Committee expect to consider the outcome of the vote when making future compensation decisions.
The Board recommends a vote FOR this proposal.	Page 33
RECENT LEADERSHIP CHANGES
In September 2022, we announced that Karen Colonias would step down as Chief Executive Officer, effective December 31, 2022, and that Michael Olosky, previously the President and Chief Operating Officer, would be promoted to President and Chief Executive Officer, effective January 1, 2023. Mr. Olosky was also appointed to the Board, effective January 1, 2023.
In December 2022, we announced the executive officers, effective January 1, 2023, following the appointment of Michael Olosky as President and CEO, would be as follows:
•	Brian Magstadt, Chief Financial Officer and Treasurer
•	Phil Burton, Executive Vice President, North America
•	Roger Dankel, Executive Vice President, North American Sales
•	Michael Andersen, Executive Vice President, Europe
•	Jeremy Gilstrap, Executive Vice President, Innovation
•	Jennifer Lutz, Executive Vice President, Human Resources
•	Kevin Swartzendruber, Senior Vice President, Finance
 2022 EXECUTIVE COMPENSATION HIGHLIGHTS
Below we highlight certain of our executive compensation policies and practices, including both those which we utilize to drive performance and those which we prohibit because we do not believe they would serve our stockholders’ long-term interests.
EXECUTIVE COMPENSATION SUMMARY
Compensation Philosophy
Simpson’s executive compensation philosophy emphasizes pay-for-performance. Our philosophy is to provide executive compensation opportunities that are competitively positioned in light of appropriate comparative market data for companies similar to us in terms of revenue size and industry. Our incentive plans are designed to reward strong performance, with greater compensation paid when performance exceeds expectations and less compensation paid when performance falls below expectations. Thus, the actual compensation realized by our Named Executive Officers (“NEOs”) will be commensurate with the Company’s actual performance.
Our Compensation and Leadership Development Committee regularly reviews our executive compensation program’s components, targets and payouts to support the strength of our pay-for-performance alignment. Our performance is evaluated against both short-term goals, which support Simpson’s business strategy, and long-term goals, which measure the creation of sustainable stockholder value.
8 |	2023 Proxy Statement

Executive Compensation Key Policies and Practices
Competitive Target Total Compensation Versus Market Competitive Levels	Executive Officer Stock Ownership Guidelines and Stock Holding Policy
Independent Consultant Retained by the Compensation and Leadership Development Committee	Executive Compensation Clawback Policy
“Double-Trigger” Change-in-Control Treatment for Long-Term Compensation Awards	Directors and Executive Officers Prohibited from Hedging or Pledging of Common Stock
Payout Caps on Incentive Awards	Annual Review of Risk Related to Compensation Programs
Assessment of Pay-for-Performance Alignment	Annual Say on Pay Vote
At our 2022 Annual Meeting of Stockholders, Simpson again received strong support for its NEO compensation programs, with approximately 97% of votes cast approving, on an advisory basis, our NEO compensation. In 2022, as in prior years, the Compensation and Leadership Development Committee considered input from our stockholders and other stakeholders as part of its annual review of Simpson’s executive compensation program.
Please see the “Compensation Discussion & Analysis” section in this Proxy Statement for a detailed description of our NEO compensation programs.
Compensation Risk Assessment
As part of its oversight of the Company’s executive compensation program, the Compensation and Leadership Development Committee reviews and considers any potential risk implications created by compensation. The Compensation and Leadership Development Committee believes that the executive compensation program is designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy and that the balance of compensation elements does not encourage excessive risk taking. The Compensation and Leadership Development Committee will continue to consider compensation risk implications, as appropriate, in designing any new executive compensation components. In connection with its ongoing risk assessment, the Compensation and Leadership Development Committee notes the following attributes of the executive compensation program:
•	the balance between fixed and variable compensation, short- and long-term compensation, and cash and equity payouts;
•
the alignment of long-term incentives with selected performance measures that consider peer median performance expectations and reflect the Company’s historical results, business plan and its financial and operational goals;

•
the placement of a significant portion of executive pay “at risk” and dependent upon the achievement of specific corporate performance goals with verifiable results, with pre-established threshold, target and maximum payment levels;

•	the Company’s compensation recovery policy, which applies to performance-based cash and performance-based equity compensation paid to executive officers and other recipients;
•	the balance between risks and benefits of compensation as related to attracting and retaining executives and other senior leaders;
•	the Company’s executive stock ownership guidelines, which align the interests of the executive officers with those of the Company’s stockholders; and
•	regular review of the executive compensation program by an independent compensation consultant.
2023 Proxy Statement	| 9

The Compensation and Leadership Development Committee also has oversight over the Company’s responsibility to review significant Company compensation policies and procedures, including the incentives that they create, to assess risk. At the Compensation and Leadership Development Committee’s direction, the Company’s Human Resources Department, in partnership with Meridian, the Compensation and Leadership Development Committee’s independent consultant, annually conducts a risk assessment of the Company’s compensation programs. Based on the most recent assessment, management has concluded that the compensation policies and practices of the Company and its subsidiaries for employees do not create risks that are reasonably likely to have a material adverse effect on the Company and management has presented the results of its assessment to the Compensation and Leadership Development Committee.
ITEM 3
ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
We recommend that you review Item 3 in more detail beginning on page 37. While the outcome of this proposal is non-binding, the Board and Compensation and Leadership Development
Committee expect to consider the outcome of the vote when making future decisions on the frequency of future votes to approve named executive officer compensation.
The Board recommends a vote for a “1 YEAR” frequency for this proposal.	Page 37
ITEM 4
RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS AUDITORS
Our Board has ratified our Audit and Finance Committee’s appointment of Grant Thornton LLP as Simpson’s independent registered public accounting firm for the year ending December 31, 2023, and, as a matter of good governance, we are seeking stockholder ratification of that appointment.
The Board recommends a vote FOR this proposal.	Page 67
10 |	2023 Proxy Statement

CORPORATE GOVERNANCE
INTRODUCTION
Our Board maintains a strong commitment to corporate governance and has implemented policies and procedures that we believe are among the best practices in corporate governance.

We maintain a corporate governance section on our website which contains copies of our principal governance documents. The corporate governance section, which may be found at www.ir.simpsonmfg.com under “Investor Relations - Corporate Governance,” includes, among others, the following documents:

•	Anti Hedging and Anti Pledging Policy
•	Audit and Finance Committee Charter
•	Code of Business Conduct and Ethics
•	Compensation and Leadership Development Committee Charter
•	Compensation Recovery Policy
•	Corporate Governance Guidelines
•	Corporate Strategy and Acquisitions Committee Charter
•	Nominating and ESG Committee Charter

2 Financial Experts on Audit Committee

7 Independent Directors

Racially Diverse
1
Men
4
4
56%
Diversity
Women

14%
<4 Years
14%
4-8 Years
9+ Years
71%
Average
Director Tenure*
11.6 Years

** Tenure for nonemployee directors*

*	Statistics above are for current directors, including Ms. Colonias, who is not a director nominee.
2023 Proxy Statement	| 11

ITEM 1
ELECTION OF DIRECTORS
Unless otherwise directed, the persons named as proxies on the enclosed proxy card intend to vote “FOR” the election of each of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by our Board. However, we are not aware of any circumstances that would prevent any of the nominees from serving.
Our Board of Directors recommends that stockholders vote “FOR” each of the nominees named below.
 ELECTION PROCESS
Our Certificate of Incorporation provides that, at each annual meeting of stockholders, all directors shall be elected annually for a term expiring at the next succeeding annual meeting of stockholders or until their respective successors are duly elected and qualified. Accordingly, on the recommendation of our Nominating and ESG Committee, our Board nominates James S. Andrasick, Jennifer A. Chatman, Gary M. Cusumano, Philip E. Donaldson, Celeste
V. Ford, Kenneth D. Knight, Robin G. MacGillivray, and Michael Olosky who will stand for election as directors at this year’s Annual Meeting, each for a term extending until our 2024 Annual Meeting of Stockholders. All director nominees are current directors of the Company who were previously elected by stockholders, except for Michael Olosky, who was appointed to the Board effective January 1, 2023.
 2023 NOMINEES
In nominating individuals to become members of the Board, the Nominating and ESG Committee considers the experience, qualifications, attributes and skills of each potential member. Each nominee brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas.
The Nominating and ESG Committee and the Board considered the following information, including the specific experience, qualifications, attributes or skills of each individual, in concluding each was an appropriate nominee to serve as a member of our Board for the term commencing at the Annual Meeting (ages are as of March 16, 2023).
12 |	2023 Proxy Statement

Former CEO Matson Navigation

Age: 78
Director Since: 2012
Committee Assignments:
• Audit and Finance Committee
• Compensation and Leadership Development Committee
• Corporate Strategy and Acquisitions Committee
• Nominating and ESG Committee
James Andrasick

Professional Highlights:
Mr. Andrasick joined the Board in 2012 and became Chair of the Board on January 1, 2019. He was the Chairman of Matson Navigation Company Inc.’s (“Matson”) board of directors, until his retirement in 2009, and was its President and Chief Executive Officer from 2002 through 2008. Prior to his positions at Matson, he was the Chief Financial Officer of Alexander & Baldwin, Inc., the parent company of Matson, and was responsible for all business development activity. Prior to that, Mr. Andrasick was President for 8 years of C. Brewer & Company, Ltd., a privately-held international agribusiness, transportation and real estate development company based in Honolulu. He recently served as a Trustee and Chair of the finance committee of Mills College and is presently a Trustee of the U.S. Coast Guard Foundation; a Trustee (and previous Chairman) of the Big Sur Land Trust; and as Governor and Vice-Chair of the Santa Lucia Conservancy. He also previously served as a director and the Chairman of the Board of the American Red Cross, Hawaii State Chapter; served on the boards of the Aloha United Way, Arthritis Foundation and Hawaii Maritime Center; and as the Chairman and a Trustee of the University of Hawaii Foundation.

Contribution to and function on the Board:
Mr. Andrasick brings to the Board a balanced perspective and his consensus-building style along with his business acumen stemming from his 40 years of business experience, including international experience. He also brings his financial and capital allocation and management expertise, and a strong understanding of developing markets. His experience in developing the China market for Matson, in real estate development for Alexander & Baldwin, Inc. and in mergers and acquisitions gives him a unique understanding of the Company’s current opportunities, and his strong financial and operations background adds depth to the Board’s understanding of our business.

Paul J. Cortese Professor of Management Haas School of Business
UC Berkeley

Age: 63
Director Since: 2004
Committee Assignments:
• Nominating and ESG Committee (Chair)
• Compensation and Leadership Development Committee
Jennifer Chatman

Professional Highlights:
Ms. Chatman joined the Board in 2004. She is the Paul J. Cortese Distinguished Professor of Management at the Haas School of Business, University of California, Berkeley, the Berkeley Haas Associate Dean of Academic Affairs, the Co-Founder and Director of the Berkeley Haas Culture Initiative, and the Co-Editor of Research in Organizational Behavior. Before joining the Berkeley faculty in 1993, she was a professor of the Kellogg Graduate School of Management, Northwestern University. She received her Ph.D. from Berkeley in 1988. She is a Trustee of Prospect Sierra School. In addition to her research and teaching at Berkeley, she consults with a wide range of organizations and is the faculty director of the Berkeley Executive Leader Program.

Contribution to and function on the Board:
Ms. Chatman brings to the Board a deep understanding of organizational structure, leadership and compensation that gives us an objective perspective in interpreting and leveraging our unique culture to achieve our strategic objectives. She also brings insights into the Company’s strategy and process of formulating a sound, realistic strategy. She is able to focus on the organizational culture and its significance to the Company along with important considerations as the Company grows and changes. She brings her expertise in human resources along with a balanced perspective and her academic knowledge from a research perspective of business.

2023 Proxy Statement	| 13

Retired Chairman,
CEO & President
The Newhall Land
and Farming Company

Age: 79
Director Since: 2007
Committee Assignments:
• Compensation and Leadership Development Committee (Chair)
• Corporate Strategy and Acquisitions Committee
Gary Cusumano

Professional Highlights:
Mr. Cusumano joined the Board in 2007. He was with the Newhall Land and Farming Company for more than 35 years, most recently as the Chairman of its board of directors, until his retirement in 2006. He is a director of Forest Lawn Memorial Park and was a director of Granite Construction, Inc., Sunkist Growers, Inc., Watkins-Johnson Company and Zero Corporation and has served on the boards of many not-for-profit and community service organizations.

Contribution to and function on the Board:
Mr. Cusumano brings to the Board his deep understanding of real estate development, his business acumen and his industry knowledge, which give him the ability to constructively challenge management in a positive manner. He also brings to the Board a balanced perspective from both the management and board member perspectives given his extensive leadership abilities and significant boardroom experience.

Executive Vice President & CFO Andersen Corporation Age: 61 Director Since: 2018 Committee Assignments: • Audit and Finance Committee (Chair) • Corporate Strategy and Acquisitions Committee	Philip Donaldson

Professional Highlights:
Mr. Donaldson joined the Board in 2018. He has been the Chief Financial Officer at Andersen Corporation since 2004 and serves as its Executive Vice President, a member of its Executive Committee, and as a member of its Board of Directors. Andersen Corporation is a leading maker of windows and doors for residential and commercial markets with 13,000 employees in locations across North America and sales worldwide. Prior to joining Andersen Corporation in 1999, Mr. Donaldson spent sixteen years at Armstrong World Industries, Inc. in various management roles in sales and marketing, quality management, manufacturing and general management. Mr. Donaldson also serves as Chair of the Board of Directors of HealthPartners, Inc., and previously served, from 2010 to 2021, as a Board Member, and from 2018 to 2021, as the Chairman of the Window and Door Manufacturer’s Association.

Contribution to and function on the Board:
Mr. Donaldson has extensive industry, operational and financial management experience and brings to the Board his strong focus on driving stockholder value as well as expertise in capital markets financing, acquisitions and integration, information systems and technology, and sales and marketing.

14 |	2023 Proxy Statement

Founder & Former CEO Stellar Solutions Age: 66 Director Since: 2014 Committee Assignments: • Corporate Strategy and Acquisitions Committee (Chair) • Audit and Finance Committee	Celeste Volz Ford

Professional Highlights:
Ms. Ford joined the Board in 2014. She was the Chief Executive Officer of Stellar Solutions, Inc., from the time she founded the company in 1995 until 2018, when she transitioned to board chair. Stellar Solutions is a global provider of systems engineering expertise and a recognized leader in government and commercial aerospace programs. She is a proven leader of the Stellar companies, including Stellar Solutions, Inc., which provides engineering services, Stellar Solutions Aerospace Ltd. their UK-based affiliate, Stellar Solutions Aerospace France, QuakeFinder, the humanitarian R&D division of Stellar Solutions, and the Stellar Solutions Foundation, a division focused on charitable giving to promote community involvement and outreach efforts. In 2022, Ms. Ford established Stellar Ventures, a woman-led venture capital firm, and serves as a managing partner. Ms. Ford currently serves on the boards of CHG Group, Inc. a subsidiary of Chemring Group, PLC, a provider of advanced technology products and services to the aerospace, defense and security markets; and IRIS automation, a safety avionics technology company. Ms. Ford previously served, from 2015 to 2017, on the board of Seagate Government Solutions, which is a business unit of Seagate Technology Public Limited Company. She is also a part of the University of Notre Dame Board of Trustees, the American Conservatory Theater and the Business Advisory Counsel of Illuminate Ventures.

Former Public Company Directorships: • Heritage Commerce Corporation

Contribution to and function on the Board:
Ms. Ford brings to the Board her proven record of leadership and entrepreneurial spirit as well as her deep understanding of and experience with cyber, technology and software. She also brings her deep knowledge of strategic planning, a significant focus of the Company, and risk management, as well as her valuable insights regarding activities in Europe.

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President and Chief Executive Officer Invitae Corporation Age: 62 Director Since: 2021 Committee Assignments: • Audit and Finance Committee • Nominating and ESG Committee	Kenneth D. Knight

Professional Highlights:
Mr. Knight joined the Board in 2021. He has been the Chief Executive Officer and a member of the Board of Directors of Invitae Corporation, a medical genetics company, since 2022, and was their Chief Operating Officer from 2020 until 2022. Prior to joining Invitae Corporation, Mr. Knight was Vice President, Amazon Transportation Services, at Amazon.com from 2019 to 2020, and served as its Vice President, Global Delivery and Fulfillment, Human Resources from 2016 to 2019. Prior to that, Mr. Knight held management positions at Caterpillar Inc. from 2012 to 2016 and at General Motors Company from 2004 to 2012. Mr. Knight also serves as a member of the Georgia Tech President’s Advisory Board.

Current Public Company Directorships: • Invitae Corporation

Contribution to and function on the Board:
Mr. Knight brings to the Board his strong and extensive background in industrial manufacturing, as well as his wealth of knowledge in mergers and acquisitions, customer and innovative growth, building supply management and domestic and international sourcing and distribution.

Former Senior Vice President One AT&T Integration, AT&T Age: 68 Director Since: 2004 Committee Assignments: • Compensation and Leadership Development Committee • Nominating and ESG Committee	Robin Greenway MacGillivray

Professional Highlights:
Ms. MacGillivray joined the Board in 2004. She has been an ICEO Peer Advisor and Leadership Development Coach with Lee Hecht Harrison (LHH), a talent development and transition company, since 2016. Prior to joining LHH, Ms. MacGillivray spent nearly 15 years at AT&T, Inc., in executive leadership roles. From 2010 until her retirement in 2014 she was Senior Vice President - One AT&T Integration where she led the implementation of hundreds of world-wide initiatives designed to integrate merged organizations for optimal customer service and financial performance. Prior to that, she was Senior Vice President - Regional and Local Markets, responsible for service and sales of AT&T’s small business customers nationwide. Previously, she was President of Business Communications Services for AT&T’s western region, where she served the needs of small, medium and large businesses, including government, education and health care accounts. Over the course of her 35-year career, she held leadership positions in a variety of other areas, including engineering, operations, construction, finance and human resources.

Contribution to and function on the Board:
Ms. MacGillivray brings to the Board her significant experience with mergers and acquisitions, particularly the integration of acquired entities. As a result of her accomplishments at AT&T, she also brings her substantial experience with and understanding of corporate culture, how to build teams, leadership development and change management. She also brings her dedication to corporate governance.

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President and Chief Executive Officer Simpson Manufacturing Company, Inc. Age: 54 Director Since: 2023	Michael Olosky

Professional Highlights:
Mr. Olosky has served as our President and Chief Executive Officer and a member of the Board since January 2023. From January 2022 to December 2022, Mr. Olosky previously served as our President and Chief Operating Officer, and from November 2020 to January 2022, as our Chief Operating Officer. Prior to joining Simpson, Mr. Olosky spent more than 22 years in numerous leadership positions at Henkel, a global chemical and consumer goods company. He most recently served as the Regional President, Henkel North America and Head of the Electronics and Industrial Division.

Contribution to and function on the Board:
Mr. Olosky brings to the board over 25 years of industry experience, a proven track record of leadership, and a dedication to the ongoing success of the Company. He has played an integral role in defining the Company’s growth strategy and brings his deep knowledge of Simpson’s daily operations, company performance and growth initiatives. Mr. Olosky’s experience at Henkel includes over nine years of international operations leadership, providing unique and valuable insights regarding activities in Europe. He is committed to maintaining the Company’s culture with a continued focus on innovation and customer service, and has demonstrated a commitment to integrity in all aspects of the Company’s business and transparency during his leadership.

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 DIRECTOR QUALIFICATIONS
In identifying director candidates, the Board seeks to achieve a mix of members who collectively bring significant value to the Company through their experience and personal backgrounds relevant to Simpson’s strategic priorities and the scope and complexity of our business and industry. In light of Simpson’s strategic priorities, and based on its self-assessment, the Board identified key skills and experiences for director candidates that include, but are not limited to, current public company senior executive and board experience in managing a diversified enterprise, industry experience or understanding, an appreciation of the impacts of rapidly changing technologies and experience in managing and expanding business outside of the United States, especially in Europe. To complement its oversight responsibilities, the Board also identified implementing or overseeing company growth, strategy development, mergers and acquisitions and operations experience as key Board skills. In addition, each candidate should:
•	have a record of integrity and ethics in his/her personal and professional life;
•	have a record of professional accomplishment in his/her field;
•	be prepared to represent the best interests of our stockholders;
•	not have a material personal, financial or professional interest in any competitor of ours; and
•
be prepared to participate fully in Board activities, including (in the case of a non-executive director) active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he/she is a member, and not have other personal or professional commitments that would, in the Nominating and ESG Committee’s sole judgment, interfere with or limit his/her ability to do so.

Our Corporate Governance Guidelines place limits on the number of boards on which Simpson directors may serve. Such limits provide that any director who is a chief executive officer or other senior executive of a public company should serve on no more than two public company boards, and any other director should serve on no more than four public company boards, in both instances including the Simpson Board.
Additionally, any member of our Audit and Finance Committee may serve on the audit committee of no more than two other public companies.
The Nominating and ESG Committee also considers it desirable that candidates contribute positively to the collaborative culture among Board members and possess professional and personal experiences and expertise relevant to our business and industry. The Nominating and ESG Committee solicits ideas for possible candidates from a number of sources, including independent search firms, such as Heidrick & Struggles, members of the Board and our senior-level executives.
Once a prospective candidate has come to the Nominating and ESG Committee’s attention, including candidates recommended by its advisors or suggested by stockholders, the Nominating and ESG Committee evaluates the candidate’s qualifications and skills, against the desired director attributes, and makes an initial determination as to whether to conduct a full evaluation. In making this determination, the Nominating and ESG Committee takes into account the information provided to it with the recommendation of the candidate, as well as the Nominating and ESG Committee’s own knowledge and information obtained through inquiries to third parties to the extent the Nominating and ESG Committee deems appropriate. The preliminary determination is based primarily on the current need for additional Board members and the likelihood that the prospective candidate can satisfy the criteria that the Nominating and ESG Committee has established. If the Nominating and ESG Committee determines, in consultation with the Chair of the Board and other directors, as appropriate, that additional consideration is warranted, it may request a third party to gather additional information about the prospective candidate’s background and experience and to report its findings to the Nominating and ESG Committee. The Nominating and ESG Committee may then evaluate the prospective candidate against the Board selection criteria that it has developed.
The Board recognizes the benefits of a diversified board and believes that any search for potential director candidates should consider diversity as to gender, race, ethnic background and personal and professional experiences.
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Board Diversity
While we do not have a formal policy with regard to diversity in identifying director nominees, the Board believes that the backgrounds and qualifications of directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board nominees come from a variety of backgrounds and 37.5% of our directors will be women if all eight Board nominees are elected to the Board at the Annual Meeting. We do not discriminate against nominees on the basis of race, color, religion, gender, gender identity or expression, sexual orientation, age, national origin, disability, covered veteran status or any other status protected by law.
Although the recent California legislation requiring public companies with a principal executive office in the state to meet specific gender, ethnic/racial and sexual orientation diversity requirements on their board, is currently being appealed, the Board still believes diversity is important and is currently undergoing a search through Heidrick & Struggles for two diverse director candidates.
Director Tenure
The Board currently believes that a robust board evaluation process - one focused on the assessment and alignment of director skills with company strategy and priorities - is more effective than relying solely on age or tenure limits to achieve board refreshment. Therefore, we do not have a fixed retirement age for directors. Under our current Corporate Governance Guidelines, a nonemployee director who came on to the Board prior to 2016 will not be nominated for re-election after 20 years of board service, and the Board generally will not nominate nonemployee directors who come on to the Board after 2016 for re-election after 15 years of board service. If all eight Board nominees are elected to the Board at the Annual Meeting, the average tenure of our nonemployee directors will be 11.6 years.
 DIRECTOR INDEPENDENCE
The NYSE listing standards require our Board to be comprised of at least a majority of independent directors. Our Corporate Governance Guidelines require that the Board be comprised substantially of independent directors. For a director to be considered independent, our Board must determine that the director does not have any direct or indirect material relationship with us. To assist it in determining director independence, and as permitted by NYSE rules then in effect, the Board previously established categorical standards which conform to, or are more exacting than, the independence requirements in the NYSE listing standards. These standards are contained in our Corporate Governance Guidelines, which can be found on our website at www.ir.simpsonmfg.com under “Investor Relations - Corporate Governance.”
Based on these independence standards, our Board has affirmatively determined that the following directors are independent and meet our categorical independence standards:
James S. Andrasick	Jennifer A. Chatman	Gary M. Cusumano	Philip E. Donaldson
Celeste Volz Ford	Kenneth D. Knight	Robin G. MacGillivray
In determining the independence of the directors, our Board considered ordinary course transactions between us and other entities with which the directors are associated, none of which were determined to constitute a material relationship with us. None of the above listed directors has any relationship with
Simpson, except as a director and stockholder. Our Board also considered contributions by us to charitable organizations with which the directors were associated. No director is related to any executive or significant stockholder of Simpson, nor is any director, with the exception of Ms. Colonias and Mr. Olosky, a current or former employee of Simpson.
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 DIRECTOR NOMINATIONS
Any stockholder may nominate one or more persons for election as one of our directors at the Annual Meeting if the stockholder complies with the notice, information and consent provisions contained in our By-Laws. See “Stockholders’ Proposals” in this Proxy Statement.
The Nominating and ESG Committee will consider candidates identified through the processes described above and will evaluate the candidates, including incumbents, based on the same criteria. The
Nominating and ESG Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from their experience on the Board. Although the Nominating and ESG Committee will consider candidates identified by stockholders, the Nominating and ESG Committee has sole discretion whether to recommend those candidates to the Board.
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THE BOARD’S ROLE AND RESPONSIBILITIES
 OVERVIEW
The Board’s Key Responsibilities include:

 THE BOARD’S ROLE IN RISK MANAGEMENT AND ESG OVERSIGHT
As part of its oversight function, the Board is actively involved in overseeing risk management. In connection with overseeing risk management, the Board exercises its oversight responsibility with respect to key external, strategic, operational and financial risks through the committees of the Board and discusses the effectiveness of current efforts to mitigate certain focus risks as identified by senior management and the Board.
As of January 1, 2023, our Nominating and ESG Committee generally oversees the Company’s environmental, social and governance (ESG) goals and objectives, and supports the implementation of the Company’s ESG priorities. Prior to January 1, 2023, this was the full Board’s responsibility. Specific ESG topics are overseen by other committees generally responsible for the subject matter. For example, the Audit and Finance Committee has oversight responsibility for certain aspects of the environmental and social aspects of ESG, and the Compensation and Leadership Development Committee has oversight responsibility for certain aspects of the social aspects of ESG.
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 BOARD AND COMMITTEES RISK OVERSIGHT RESPONSIBILITIES
FULL BOARD
Although the Board is ultimately responsible for risk oversight, the Board is assisted in discharging its risk oversight responsibility by the Audit and Finance, the Compensation and Leadership Development, the Nominating and ESG and the Corporate Strategy and Acquisitions Committees. Each committee oversees management of risks, including, but not limited to, the areas of risk summarized below, and periodically reports to the Board on those areas of risk:

Audit and Finance Committee	Compensation and Leadership Development Committee	Nominating and ESG Committee	Corporate Strategy and Acquisitions Committee
Oversees management of risks related to our financial statements, the financial reporting process and cybersecurity	Oversees management of risks related to our compensation policies and practices, employee benefit plans and the administration of equity plans as well as succession and leadership development	Oversees management of risks related to environment, social and governance of the company and the Board, including board and committee composition	Oversees management of risks related to our corporate strategy and strategic acquisitions
 STOCKHOLDER ENGAGEMENT
In an effort to continuously improve our governance and compensation practices, our Board is firmly committed to constructive engagement with our stockholders and regularly reviews and responds to their expressed views.
The Board places considerable weight on stockholder feedback in making decisions impacting our governance processes and compensation programs. Increased dialogue with our stockholders has led to meaningful changes in our corporate governance, environmental, social and executive compensation policies and practices, such as those highlighted below.
Enhancements to our practices and policies
Governance:
•	Maintaining a Separate Chair of the Board and CEO
•
Maintaining a Board comprised of all independent directors, except our CEO (with the exception of both the current and former CEOs serving on the Board from January 1, 2023 through the 2023 Annual Meeting)

•	Maintaining a commitment to Board refreshment
•	Removing rights plan/poison pill and staggered board
Sustainability and Environmental and Social Responsibility:
•	Increasing disclosures on our sustainability and environmental and social responsibility
Compensation:
•	Enhancing transparency in proxy statement disclosures regarding compensation matters, including disclosing specific targets of our compensation programs and how they tie to our strategy
•
Maintaining longer performance-based equity award performance periods (3 years rather than just 1) per cycle, and removal of duplicate performance metrics between short-term incentive and long-term incentive awards

•	Requiring double-trigger vesting of equity awards upon a change in control
•	Adopting a rigorous approach to establishing performance goals under the incentive plans
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 DIRECTOR ORIENTATION AND EDUCATION
New directors are oriented to our business and governance through meetings with our officers and directors and visits to our facilities. We also support and pay for participation in continuing education programs to assist directors in performing their Board responsibilities.
 BOARD AND COMMITTEE EVALUATIONS
Our Board recognizes the critical role of annual Board and committee evaluations in ensuring the Board and each committee are functioning effectively. The Board has a regular practice of assessing its own effectiveness as well as the diversity of skill sets of its members, the alignment of areas of expertise with the Company’s strategy and priorities, and stewardship of company performance.
 SUSTAINABILITY AND ENVIRONMENTAL AND SOCIAL RESPONSIBILITY
Sustainability and environmental and social responsibility is an integral component of our business strategy. Our Board, through our Nominating and ESG Committee, plays an essential role in overseeing our sustainability strategy and progress. Beginning in 2019, the Board has been provided with quarterly updates on environmental, social and governance matters, including sustainability performance. Sustainability performance is managed by our Legal department which reports to senior management.
As part of Simpson’s vision, we have established deeply rooted core values that continue to define our business today. Our founder, Barclay Simpson, outlined nine essential attributes for company and employee success. Those “Nine Principles of
Business” are our company values, and we continue to abide by them to this day.
At the forefront of these values is doing what is right for our employees’ safety and well-being, as well as for our customers, communities and environment. We honor the Nine Principles of Business through our involvement in our local communities and efforts to help protect our environment.
You can find additional details regarding our sustainability and environmental and social responsibility efforts and other related programs in our Sustainability, Environmental and Social Responsibility Report on our website at www.ir.simpsonmfg.com/sustainability.
Employee Safety and Well-Being
•	Ensuring our employees return home safely to their families has and will always be a top priority for our Company.
•	Our Health and Safety program focuses on implementing change through our employee observation feedback channels to recognize risk and continuously improve our processes.
•
Our risk management approach includes conducting regular risk reviews and self-audits at our manufacturing facilities around the world to explore new opportunities to reduce potential employee exposure to occupational injuries.

•
Importantly since 2020, our experience and continuing focus on workplace safety have enabled us to preserve business continuity without sacrificing our commitment to keeping our colleagues and workplace visitors safe during the COVID-19 pandemic.

•	In 2019, we introduced an expanded whistleblower program, “Speak Up Listen Up,”
adding a hotline accessible by phone or internet that allows employees across the Company to report any questions or concerns. We also, based on feedback we received from our employees through our Culture and Leadership survey and focus groups conducted in 2018, rolled out the My Commitments program facilitating discussions and practices meant to enhance our values-based culture.
•
We foster a culture of total well-being by providing several no-cost tools and resources that educate and empower employees to improve their physical, emotional, and financial health as well as earn rewards for participation and engagement in the program.

•	In 2019, we launched a safe driver monitoring program to help identify safety risks, score drivers based on safe driving practices and provide support through training.
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Human Capital Management
The Board believes that attracting, developing and retaining employees is vital to Simpson’s continued success. Our Board is actively involved in our human capital management in its oversight of our long-term strategy and through its committees and engagement with management. Our focus on talent management stretches from the board level to our 5,100+ associates through programs overseen by management and reported on to the Board that are designed to identify, train and grow future leaders.
 Inclusion & Diversity
We strive to have a diverse culture of employees of various ages, genders, ethnicities and abilities. Our commitment to diversity and inclusion starts at the top with a highly skilled and diverse board. As of
December 31, 2022, women held 31% of the Company’s top five executive positions and board seats, helping to pave the way for gender diversity in corporate leadership.
 Talent Development
Human capital development underpins our efforts to execute our strategy and continue to develop, manufacture and market innovative products and services. The opportunity to grow and develop skills and abilities, regardless of job role, division, or geographical location is critical to the success of Simpson as a global organization and we continually invest in our employees’ career growth and provide employees access to a wide variety of learning and development resources, including a suite of online courses for developing both soft and technical skills. These resources are designed to encourage a growth mindset and continuous learning. Accordingly, we also have leadership development programs that provide employees with training, tools and experiences that are targeted to develop their full leadership potential.
 Pay Equity
Simpson’s compensation philosophy is to be able to attract, retain, motivate, and differentiate employees through its rewards programs. We believe people should be paid for what they do and how they do it, regardless of their gender, race, or other personal characteristics and are committed to internal pay equity. Our Compensation and Leadership Development Committee monitors the relationship between the pay received by our executive officers and non-managerial employees. We believe our compensation philosophy and strategy are strongly aligned with our corporate strategic priorities and our vision for stockholder value creation.
In addition to our financial compensation we offer a health and wellness package to our employees, which is designed to provide employees with options for their individual and/or family needs. In addition, in an effort to continue to attract, retain, and motivate our workforce, in the United States, we offer remote and flexible work packages for positions which allow for remote work. We continue to engage our partners and benefits consultants to ensure our health and wellness package continues to meet the needs of our diverse workforce today and into the future.
 Workplace Safety and Health
A vital part of our business is providing our workforce with a safe, healthy and sustainable working environment. Our Environmental, Health and Safety program focuses on implementing change through our employee observation feedback channels to recognize risk and continuously improve our processes, as well as conducting regular risk reviews and self-audits at our manufacturing facilities around the world to explore new opportunities to reduce potential employee exposure to occupational injuries.
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Environmental Sustainability
At Simpson, we look at four key aspects of sustainability:

Manufacturing Processes
•	We strive to minimize the amount of total waste generated by our manufacturing processes through company-wide lean practices.
•	Our production lines and facilities operate in a practical manner that does not produce regulated external emissions.
•	Our Research & Development engineers are focused on material efficiencies and innovative product features that minimize waste generation in our steel connector, anchor and fastener designs.
•	We do not manufacture steel, instead we purchase large quantities for direct use in our manufacturing processes.
Waste Reduction and Recycling
•	We support the Circular Economy by minimizing our largest recognized waste stream and sending unused steel from our processes back upstream for reintroduction into the material supply chain.
•	Our metal stamping production dies and factory tooling are designed to help minimize unused steel generation, reducing waste.
•	We recycle the scrap steel resulting from our manufacturing process at all facilities around the world.
•	In addition to steel, we recycle many of the materials that we use to reduce our impact on the environment, including cardboard, plastic and glass bottles, aluminum cans, paper, wood
pallets, used electronics, water, oils, coolants and lubricants and stretch film/wrap — low density polyethylene.
Energy Conservation
•	We work hard to improve energy efficiencies, reducing carbon emissions while reducing our costs.
•	Energy-efficient lighting, heating and cooling systems further reduce our impact on the environment, including reducing our carbon footprint.
Sustainable Building Practices
•
We support sustainable building practices, such as those established by the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) Green Building Rating System™, NAHB Green, and state and city specific green building codes.

•	Many homes and buildings built today use green building technology, and we support green building systems by developing products that use or incorporate engineered wood and insulated concrete forms.
•	Our use of advanced framing techniques help to reduce total material usage and improve energy performance in wood-frame construction.
•	We use non-toxic materials for connector products that require painting.
Community Engagement
Simpson is committed to giving back to our communities through four key areas:
○	Construction & Building Repair
○	Disaster Relief
○	Disaster Preparedness & Resilience
○	Construction Trades Education
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•
In commemoration of our Founder, Barclay Simpson, we established Do What You Can Day in 2016 to continue his philanthropic legacy. Every year, our employees are encouraged to participate in a voluntary charitable activity in his honor.

•
The Simpson Strong-Tie Student Scholarship program awards 100 scholarships every year to provide financial assistance for civil/structural engineering, architecture and construction management students at participating colleges and universities throughout the United States. To date, we have awarded over 1,400 scholarships to aspiring students.

•
The Simpson Strong-Tie Put Something Back (PSB) Scholarship program awards dependent children of our employees with academic scholarships for continuing education. More than 328 scholarships worth over $2.4 million have been awarded since the program began in 1998.

•
Simpson Strong-Tie has been a national sponsor of Habitat for Humanity International since 2007 and is the lead sponsor of their Habitat Strong program, designed to promote the building of homes that are more durable, resilient and physically stronger.

Ethics and Compliance
•
At Simpson, we hold ourselves accountable to conducting our business with integrity through adherence to a strict set of standards and policies which are intended to create a safe, sustainable, respectful and healthy work environment. We also expect our suppliers to adhere to reasonable standards and operate in a socially and environmentally responsible manner consistent with our values. To that end, we maintain policies and procedures including, but not limited to, the following:

○	Anti-Corruption
○	Anti Hedging and Anti Pledging
○	Code of Business Conduct & Ethics
○	Complaint Procedures for Accounting and Auditing Matters
○	Data Privacy
○	Environmental Health and Safety
○	Equal Employment Opportunity – U.S.
○	Global Purchasing
○	IT Security
○	Insider Trading Policy
○	Prohibition of Sexual and other Workplace Harassment – U.S.
○	Speak Up Listen Up/Whistleblower
○	Supply Chain Disclosure
○	Supplier Code of Business Conduct and Ethics
○	Position on Human Rights
○	Political Spending & Lobbying Policy
 COMMUNICATIONS WITH THE BOARD
Stockholders or other interested persons may send written communications to the independent members of our Board, addressed to Board of Directors
(Independent Directors), c/o Simpson Manufacturing Co., Inc., 5956 W. Las Positas Blvd., Pleasanton, California 94588.
 POLITICAL ACTIVITIES AND CONTRIBUTIONS
In general, it is not the Company’s practice to make financial or in-kind political contributions with corporate assets, even when permitted by applicable law, and no such contributions were made during
2022. The Company complies with all applicable state and federal laws related to the disclosure of lobbying activities, and no such activities occurred during 2022.
 BOARD LEADERSHIP STRUCTURE
Since before our initial public offering in 1994, the roles of our Board Chair and our Chief Executive Officer have been separated. We believe that this is appropriate under current circumstances, because it allows management to make the operating decisions necessary to manage the business, while helping to keep a measure of independence between the
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oversight function of the Board and operating decisions. We feel that this has provided an appropriate balance of operational focus, flexibility and oversight.
Because an independent director currently serves as Chair of our Board, we do not separately have a Lead Independent Director. Mr. Andrasick, as Chair of the Board, participates in setting the agenda of Board and committee meetings, coordinating the distribution and presentation of meeting materials, facilitating communications among members of the Board and management, leading the Board self-evaluation process, and maintaining the focus and punctuality of Board and committee meetings. In addition, the Chair’s role also includes leading the efforts in evaluating our Chief Executive Officer and in succession planning, considering Board committee membership and leadership, and presiding at annual meetings of stockholders.
 EXECUTIVE SESSIONS
Pursuant to the NYSE listing standards, our nonemployee directors regularly meet in executive sessions without members of management present. In 2022, our current Board Chair, Mr. Andrasick, presided over these executive sessions.
 BOARD OF DIRECTORS AND ITS COMMITTEES
In 2022, the Board held 6 meetings, and its standing committees held a total of 39 meetings, including 10 meetings of the Audit and Finance Committee, 11 meetings of the Compensation and Leadership Development Committee, 7 meetings of the Nominating and ESG Committee and 5 meetings of the Corporate Strategy and Acquisitions Committee.
In 2022, each of our directors attended 99% of the aggregate of the total number of meetings of the Board and the total number of meetings of the Board committee(s) on which he or she served.
We do not have a policy that requires our directors to attend annual meetings of stockholders, but 100% of our current directors attended the 2022 Annual Meeting of Stockholders.
RESTRICTIONS ON HEDGING AND PLEDGING ARRANGEMENTS FOR ALL  EMPLOYEES AND DIRECTORS
The Board has adopted an anti hedging and anti pledging policy. Directors, officers, and employees of the Company or any subsidiary of the Company, as well as their designees, are generally prohibited from: (a) purchasing any financial instruments or engaging in any transactions that are designed to hedge or offset or have the effect of hedging or offsetting any decrease in the market value of our equity securities (such as our common stock), including, without limitation, prepaid variable forward contracts, equity swaps, collars, exchange funds and transactions with economic consequences comparable to the foregoing financial instruments; and (b) further pledging our equity securities as collateral for a loan, purchasing such securities on margin, or holding such securities in a margin account.
 BOARD COMMITTEES
Effective January 1, 2023, the Board of Directors approved changes to the Nominating and ESG Committee charter to broaden the scope of the committee’s responsibilities to include oversight with respect to the Company’s policies and programs that concern important environmental and social matters such as environmental sustainability; climate change; social justice; and diversity, equity and inclusion, and approved the change of the name of the committee from the Nominating and Governance Committee to the Nominating and ESG Committee.
The standing committees of our Board are the Audit and Finance Committee, the Compensation and
Leadership Development Committee, the Corporate Strategy and Acquisitions Committee and the Nominating and ESG Committee. The Board appoints members of the committees and each committee operates under a written charter approved by the Board.
With the exception of the Corporate Strategy and Acquisitions Committee all of our standing committees are composed entirely of independent directors. Attendance at committee meetings is open to every director, regardless of whether he or she is a member of such committee.
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The table below sets forth our directors’ Board committee membership as of January 1, 2023:
Director	Corporate Strategy & Acquisitions	Audit & Finance	Compensation & Leadership Development	Nominating & ESG Committee
James S. Andrasick	✔	✔	✔	✔
Jennifer A. Chatman			✔	✔ (Chair)
Karen Colonias	✔
Gary M. Cusumano	✔		✔ (Chair)
Philip E. Donaldson	✔	✔ (Chair)
Celeste Volz Ford	✔ (Chair)	✔
Kenneth D. Knight		✔		✔
Michael Olosky (CEO)
Robin G. MacGillivray			✔	✔
Number of Meetings Held in 2022:	5	10	11	7
Audit and Finance Committee	Principal Functions and Additional Information
Chair Mr. Donaldson 2022 Committee Members Mr. Andrasick Ms. Ford Mr. Knight	•	Monitors our financial reporting process and internal control system.
	•	Oversees the preparation of our financial statements.
•
Monitors our compliance with legal and regulatory financial requirements, including our compliance with the applicable reporting requirements established by the U.S. Securities and Exchange Commission (the “SEC”) and the requirements of audit and finances as established by the NYSE.

	•	Evaluates the independence, qualifications, performance and compensation of our independent registered public accounting firm.
•
Pursuant to our Policy Regarding Compliant Procedures for Accounting and Auditing Matters, provides oversight relating to financial matters, books and records and accounting and as required by applicable statutes, rules and regulations.

	•	Provides an open avenue of communication among our independent registered public accounting firm, financial and senior management, and the Board.
	•	Other functions include risk management, IT/Cyber; oversight of and engagement of external auditor.

Our Board has determined that all members of the Audit and Finance Committee are independent and financially literate under NYSE Listed Company Manual Sections 303A.02 and 303A.07, respectively, and that Messrs. Andrasick and Donaldson each qualify as an “audit committee financial expert,” within the definition established by the SEC. For more information on the backgrounds of those directors, see their biographical information under “Election of Directors” above.

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Compensation and Leadership Development Committee	Principal Functions and Additional Information
Chair Mr. Cusumano 2022 Committee Members Mr. Andrasick Ms. Chatman Ms. MacGillivray	•	Oversees the design of our officer compensation plans, policies and programs.
	•	May delegate certain authority to a subcommittee of the Committee.
	•	Approves and/or recommends to the Board for approval such officer compensation plans, policies and programs.
	•	Evaluates employee benefit plans.
•
Annually reviews and approves goals and objectives relevant to Chief Executive Officer (“CEO”) compensation, evaluates the CEO’s performance in light of those goals and objectives and sets the CEO’s compensation based on that evaluation.

	•	Oversees our disclosures relating to compensation plans, policies and programs, including overseeing the preparation of the Compensation Discussion & Analysis included in this Proxy Statement.
•
Acts in its sole discretion to retain or terminate any compensation consultant to be used to assist the Compensation and Leadership Development Committee in the discharge of its responsibilities. For more information about the Compensation and Leadership Development Committee’s processes and procedures for the consideration and determination of NEO compensation, including the role of executive officers and compensation consultants in determining or recommending the amount or form of executive compensation, see “Compensation Consultant” below and the Compensation Discussion & Analysis section (and related tabular and narrative disclosures) of this Proxy Statement.

Nominating and ESG Committee	Principal Functions and Additional Information
Chair Ms. Chatman 2022 Committee Members Mr. Andrasick Mr. Knight Ms. MacGillivray	•	Identifies individuals qualified to become Board members and recommends to the Board each year the director nominees for the next annual meeting of stockholders.
	•	Recommends to the Board the directors to serve on each Board committee.
	•	Review and assess the Company’s policies, practices and strategy regarding environmental and social matters.
	•	Leads the Board in its annual review of the performance of the Board and its committees.
	•	Develops, reviews and recommends to the Board any changes to our Corporate Governance Guidelines the committee deems appropriate.
	•	Monitors compliance with our nonemployee directors’ stock ownership guidelines.
•
Recommends to the Board the compensation of nonemployee directors. For more information about the Nominating and ESG Committee’s processes and procedures for the consideration and determination of director compensation, see the 2022 Director Compensation section of this Proxy Statement.

2023 Proxy Statement	| 29

Corporate Strategy and Acquisitions Committee	Principal Functions and Additional Information
Chair Ms. Ford 2022 Committee Members Mr. Andrasick Ms. Colonias Mr. Cusumano Mr. Donaldson	•	Provides guidance on and oversight of the Company’s strategic plan, including the strategic planning process.
•
Works with management on the identification and prioritization of strategic goals and expectations, and reviews and evaluates potential acquisitions, joint ventures, strategic alliances and divestitures.

	•	Monitors at least annually the Company’s progress in implementing its strategic plan and recommends modifications to the plan where appropriate.
	•	Periodically monitors the results of acquisitions, divestitures and alliances.
 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Compensation and Leadership Development Committee during 2022 were Gary M. Cusumano (Chair), James S. Andrasick, Jennifer A. Chatman and Robin G. MacGillivray. All members of our Compensation and Leadership Development Committee are independent in accordance with NYSE listing standards. No member of the Compensation and Leadership Development Committee (1) was, during the year ended December 31, 2022, or had previously been, an officer or employee of Simpson or any of its subsidiaries, or (2) had any material interest in a transaction of Simpson or a business relationship with, or any indebtedness to, Simpson. No interlocking relationship existed during the year ended December 31, 2022 between any member of the Board or the Compensation and Leadership Development Committee and an executive officer of Simpson.
 COMPENSATION CONSULTANT
The Compensation and Leadership Development Committee has the authority under its charter to retain or obtain the advice of advisers, including compensation consultants, as it may deem appropriate. In accordance with this authority, the Compensation and Leadership Development Committee has engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant to provide it with objective and expert analysis, advice and information with respect to executive compensation. Our Compensation and Leadership Development Committee regularly reviews its executive compensation consulting needs and periodically invites compensation consulting firms to discuss these executive compensation needs with the Compensation and Leadership Development Committee. This process enables the Compensation and Leadership Development Committee to reevaluate its compensation consultant and take a fresh look at our compensation practices and policies.
All executive compensation services provided by Meridian were conducted under the direction or authority of the Compensation and Leadership Development Committee. In addition to compensation consultants, members of our Human Resources and Finance Departments support the Compensation and Leadership Development Committee in its work. Meridian was engaged by the Compensation and Leadership Development Committee to provide services including:
•	reviewing the custom peer group and identifying potential changes for consideration;
•	assessing the appropriateness and competitiveness of our compensation programs as compared to compensation programs maintained by the peer group;
•	evaluating our executive compensation compared to market benchmarks, in total and by pay component; and
•	recommending changes to our short-term and long-term incentive programs.
The Compensation and Leadership Development Committee has considered the required independence factors outlined by the SEC and NYSE rules in assessing the independence of the compensation consultants. Consideration was also given by the Compensation and Leadership
30 |	2023 Proxy Statement

Development Committee under those required independence factors, plus all other relevant factors, to whether the work performed by Meridian could give rise to a potential conflict of interest. Based on this review, the Compensation and Leadership Development Committee did not identify any conflict of interest raised by the work performed by Meridian.
 RELATED-PARTY TRANSACTIONS
We have adopted a written Related Person Transactions Policy applicable to any individual transaction or series of related-person transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:
•	Simpson or any of its subsidiaries is, was or will be a participant; and
•
any related person (as defined in Item 404 of Regulation S-K) and other members of our leadership team designated from time to time by the Board or Nominating and ESG Committee has, had or will have a direct or indirect material interest.

Pursuant to the Related Party Transactions Policy, the Nominating and ESG Committee or entire Board, as applicable, is responsible for review, approval, and ratification of transactions between the Company, its branches or subsidiaries and related persons and members of our leadership team as designated by the Nominating and ESG Committee or Board from time to time. In accordance with the Related Party Transactions Policy, except for pre-approved transactions, if a transaction involves a covered employee (or an immediate family member thereof) and is valued at less than $1 million, then a transaction review committee (the “TRC”), which serves as an advisory committee of the Company and generally includes our Chief Financial Officer, or his or her designee, and our outside counsel (provided that if the Chief Financial Officer is a related party, he or she will be replaced by another officer of the Company), will make recommendations to the Nominating and ESG Committee and the Nominating and ESG Committee will decide whether to approve or ratify the transaction; and if a transaction involves a director or 5% stockholder (or an immediate family member thereof) or involves a covered employee (or an immediate family member thereof) but is valued at $1 million or more, the TRC will make recommendations to the Board, and the Board will decide whether to approve or ratify the transaction (provided that no director shall participate in any discussion or approval of a transaction for which he or she or any of his or her immediate family members is involved). In determining whether to approve, ratify or disapprove a related party transaction, the Nominating and ESG Committee or Board will consider, among other factors, whether the transaction is entered into on terms no less favorable to us than terms generally available to an unaffiliated third-party under the same or similar circumstances; the results of an appraisal, if any; whether there was a bidding process and the results thereof; review of the valuation methodology used and alternative approaches to valuation of the transaction; and the extent of the related person’s interest in the transaction. There were no transactions found to be directly or indirectly material to a related person required by SEC rules to be disclosed in this Proxy Statement.
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 COMPENSATION OF DIRECTORS
Under our 2022 nonemployee director compensation program, cash compensation for nonemployee directors consisted of retainers and membership fees as follows:
($)
Annual Board Member Retainer	75,000
Audit and Finance Committee Chair Retainer(1)	10,000
Audit and Finance Committee Member Fee	10,000
Compensation and Leadership Development Committee Chair Retainer(1)	10,000
Compensation and Leadership Development Committee Member Fee	10,000
Nominating and ESG Committee Chair Retainer(1)	10,000
Nominating and ESG Committee Member Fee	7,000
Corporate Strategy and Acquisitions Committee Chair Retainer(1)	10,000
Corporate Strategy and Acquisitions Committee Member Fee	7,000
Additional Retainer for Chair of the Board	56,500
(1)	Committee Chair Retainers are paid in addition to Member Fees.
In 2022, annual retainers, committee membership and chair fees were paid quarterly or upon appointment to a committee as a member or as a chair position.
In addition to the annual board retainer, our nonemployee directors also receive a grant of vested shares with a value of approximately $95,000. The number of shares granted to each director is based on the average trading price of our common stock on the
NYSE for 60 trading days prior to a set date, approved by the Compensation and Leadership Development Committee, leading up to the grant date.
The Chair of the Board also receives an additional grant of vested shares with a value of approximately $38,500 along with the Additional Board Chair cash retainer.
 2022 DIRECTOR COMPENSATION TABLE
The table below summarizes the compensation earned by or paid to our nonemployee directors during the year ended December 31, 2022.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
James S. Andrasick	134,383	124,279	—	258,662
Jennifer A. Chatman	92,716	88,409	—	181,125
Gary M. Cusumano	92,716	88,409	—	181,125
Philip E. Donaldson	102,716(2)	88,409	—	191,125
Celeste Volz Ford	92,716	88,409	—	181,125
Kenneth D. Knight	98,168(2)	88,409	—	186,577
Robin G. MacGillivray	86,155	88,409	—	174,564
(1)
Reflects the value of vested shares granted on May 4, 2022, calculated by multiplying the number of shares by the fair value per share of our common stock as of the award date in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 “Compensation - Stock Compensation.” Each of the nonemployee directors’ equity awards corresponded to the approximate amount of his or her 2022 annual stock retainer, and was valued at $105.50 per share, the closing price of our common stock reported by the NYSE at the close of trading on May 3, 2022. Mr. Andrasick’s equity award also includes his additional stock retainer for serving as the Chair of our Board. This award was valued at $105.50 per share, the closing price of our common stock reported by the NYSE at the close of trading on May 3, 2022. For a discussion of the valuation assumptions used in determining the grant date fair value of these awards, see Note 6 “Stock-Based Compensation” to the Consolidated Financial Statements included in our Annual Report to Stockholders on Form 10-K for the period ended December 31, 2022.

(2)	Includes $10,000 for service on a special committee to oversee the evaluation of the Company’s work environment, culture and practices.
As of December 31, 2022, our nonemployee directors held no unvested stock awards or outstanding option awards with respect to our common stock.
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ITEM 2
Advisory Vote To Approve Named Executive Officer Compensation
We are asking our stockholders to vote on an advisory basis to approve the compensation of our Named Executive Officers (or “NEOs”) (sometimes referred to as “Say on Pay”) as required by Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”). We conduct our Say on Pay votes annually, and, after the Annual Meeting, the next required Say on Pay vote is expected to occur at the 2024 Annual Meeting of Stockholders. The Board recommends a vote “FOR” this proposal because it believes that our compensation policies and practices are effective in achieving Simpson’s philosophy of providing compensation that:
•	attracts, motivates and retains well-qualified executives.
•	provides performance-based incentives to reward achievement of short and long-term business goals and strategic objectives, while avoiding unnecessary risk taking; and
•	aligns the interests of our executives with those of our stockholders.
For the reasons discussed in the “Compensation Discussion & Analysis,” accompanying compensation tables and related narrative disclosures in this Proxy Statement, the Board unanimously recommends that stockholders vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and accompanying narrative discussion in Simpson‘s Proxy Statement relating to its 2023 Annual Meeting of Stockholders, is hereby APPROVED.”
Although the resolution is non-binding, the Board and Compensation and Leadership Development Committee expect to consider the outcome of the vote when making future compensation decisions.
Our Board of Directors recommends that stockholders vote “FOR” the advisory vote to approve Named Executive Officer compensation.
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  EXECUTIVE OFFICER PROFILES
The following profiles provide the relevant experience, age, executive officer and company tenure with Simpson of our current executive officers.
The profile for Michael Olosky, our President and Chief Executive Officer and a director nominee, is set forth above under “2023 Nominees.”
BRIAN J. MAGSTADT Chief Financial Officer and Treasurer
Age	Executive Officer Tenure	Company Tenure
55	11 years	19 years
Mr. Magstadt has served as our Chief Financial Officer and Treasurer since January 2012. He joined Simpson in 2004 as a Financial Reporting Specialist, and, from 2008 until 2012, served as our Financial Reporting Manager, overseeing our external reporting program and managing various other accounting and finance functions. He is a licensed Certified Public Accountant and holds a Bachelor of Science degree in Business Administration from California State University, Chico, and a Masters of Business Administration degree from Santa Clara University.
MICHAEL ANDERSEN Executive Vice President, Europe
Age	Executive Officer Tenure	Company Tenure
46	<1 year	18 years
Mr. Andersen has served as the Executive Vice President, Europe since January 2023. Mr. Andersen joined Simpson Manufacturing’s subsidiary, Simpson Strong-Tie A/S (Denmark) in 2005 as Controller. In 2007 he was promoted to Regional Controller ICI Concrete working at our Home office in Pleasanton, CA. Mr. Andersen moved to Switzerland in 2012 as General Manager for our then newly acquired subsidiary S&P Clever Reinforcement Company AG.
In 2018, Mr. Andersen was promoted to Vice President, European Operations of Simpson Strong-Tie Switzerland GmbH. In his current role, Mr. Andersen oversees all aspects of the European business including our Simpson Strong-Tie and ETANCO Group subsidiaries. Mr. Andersen holds a degree in Business Economics from Aalborg University.
PHILLIP BURTON Executive Vice President, North America, Simpson Strong-Tie Company Inc.
Age	Executive Officer Tenure	Company Tenure
60	<1 year	29 years
Mr. Burton has served as the Executive Vice President, North America since January 2023. Mr. Burton joined Simpson Strong-Tie in 1994 as a Sales Manager, and in 2004 he was promoted to Vice President, Branch Manager of the McKinney, Texas branch, and served in this position until January 2023. In his current role, Mr. Burton oversees all of the North American operations. Mr. Burton holds a BBA in Marketing/Management from the University of North Texas.
ROGER DANKEL Executive Vice President, North American Sales, Simpson Strong-Tie Company Inc.
Age	Executive Officer Tenure	Company Tenure
59	8 years	30 years
Mr. Dankel has been the Executive Vice President of North American Sales of our subsidiary, Simpson Strong-Tie Company Inc. (“Simpson Strong-Tie”) since January 2023. From July 2014 through December 2022, he served as President of North American Sales of Simpson Strong-Tie. He has been employed with us since 1993 as a Field Sales Representative until 1997, when he was promoted to
Sales Manager in McKinney, Texas, and then Branch Sales Manager in charge of all sales functions of that branch. He has successfully integrated multiple new products, both acquired and internally developed, into Simpson Strong-Tie’s product lines. Mr. Dankel holds a Bachelor of Science degree in Business Administration from Millsaps College.
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JEREMY GILSTRAP Executive Vice President, Innovation, Simpson Strong-Tie Company, Inc.
Age	Executive Officer Tenure	Company Tenure
50	<1 year	22 years
Mr. Gilstrap has served as the Executive Vice President, Innovation since January 2023. Mr. Gilstrap joined Simpson Strong-Tie in 2001 as a branch engineer. In 2005, he was promoted to Manager of Engineering Research and Development; in 2009, he created the Engineering Services Division; in 2014 he was promoted to Vice President of Engineering; in 2017, he was promoted to General Manager of Concrete Construction Products division; and in 2020 he was promoted to Northwest Regional Vice President, and served in this position until January 2023. In his current role, Mr. Gilstrap oversees Strategic Market Development, Global Product Development, Digital Product Development, Marketing and Engineering. Mr. Gilstrap holds a Bachelor of Civil Engineering degree and a Master of Civil Engineering degree from the University of Wyoming, and is a licensed Professional Engineer.
JENNIFER LUTZ Executive Vice President, Human Resources, Simpson Strong-Tie Company, Inc.
Age	Executive Officer Tenure	Company Tenure
57	<1 year	10 years
Ms. Lutz has served as the Executive Vice President, Human Resources since January 2023. Ms. Lutz joined Simpson Strong-Tie in April 2013 as the Director, Human Resources, and was promoted to Vice President, Human Resources in December 2015.
In her current role, Ms. Lutz oversees compensation, benefits, employee relations, HR systems, recruitment, learning, organizational development and talent strategy. Ms. Lutz holds a BA in Psychology from Emory University.
KEVIN SWARTZENDRUBER Senior Vice President, Finance
Age	Executive Officer Tenure	Company Tenure
57	5 years	6 years
Mr. Swartzendruber has been our Senior Vice President of Finance since October 2017. Prior to joining Simpson he was Vice President and Corporate Controller at Flex Ltd. from October 2005 through September 2017, where his responsibilities primarily included consolidation, external reporting to the SEC, external audit and compliance with US GAAP and SEC rules. Prior to joining Flex Ltd, Mr. Swartzendruber was a Director of SEC reporting and technical accounting with EchoStar (Dish Network) and prior to that, was a Senior Manager with Deloitte, serving private equity investors in its mergers and acquisitions group and also serving high tech clients as an audit professional. Mr. Swartzendruber is a Certified Public Accountant (inactive status) in Colorado and California and graduated summa cum laude from the University of Cincinnati with a Bachelor of Business Administration in accounting and finance.
2023 Proxy Statement	| 35

The following profile provides the relevant experience, age, executive officer and company tenure with Simpson of Karen Colonias, our former Chief
Executive Officer. Ms. Colonias retired as CEO effective December 31, 2022.
KAREN COLONIAS Former Chief Executive Officer
Age	Executive Officer Tenure	Company Tenure
65	10 years	39 years
Ms. Colonias was our Chief Executive Officer from January 2012 through December 2022, and in 2013 she was appointed to the Board. From 2009 - 2012, she was our Chief Financial Officer, Secretary and Treasurer. Prior to that, she held the position of Vice President of our global structural product solutions subsidiary, Simpson Strong-Tie Company Inc. and, in that capacity from 2004 to 2009, served as the Branch Manager of Simpson Strong-Tie’s manufacturing facility in Stockton, California. She joined Simpson
Strong-Tie in 1984 as an engineer in the research and development department, where she was responsible for the design and testing of new products and code development. In 1998 she was promoted to Vice President of Engineering, responsible for Simpson Strong-Tie’s research and development efforts. Before joining Simpson Strong-Tie, she worked as a civil engineer for the Bechtel Corporation, a global engineering, construction and project management company.
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ITEM 3
ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Under the federal securities laws, every six years we must provide shareholders an opportunity to vote, on a non-binding and advisory basis, on the frequency of advisory resolutions on named executive officer compensation (such as the one described in Item No. 2). Specifically, shareholders must decide whether these advisory resolutions on named executive officer compensation should be presented for shareholder approval every one, two or three years. In 2017, the Company’s shareholders voted for an annual frequency. The Board believes at this time that an annual frequency remains appropriate for the Company. The Board believes that an annual vote on named executive officer compensation provides shareholders with the opportunity to provide regular direct input to the Board and its Compensation and Leadership Development Committee about the Company’s executive compensation program. The
Board will continue to evaluate the appropriate frequency for the shareholder executive compensation vote. Please note that shareholders are not voting to approve or disapprove the recommendation of the Board with respect to this proposal. Instead, each proxy card provides four choices: a one, two or three year frequency or shareholders may abstain from voting on the proposal. The shareholder vote on this proposal will not be binding on the Company or the Board; however, the Board values the feedback from our shareholders and will consider the outcome of the vote when making future decisions on the frequency of the shareholder executive compensation vote. We expect that the next shareholder vote on the frequency of advisory votes on named executive officer compensation will occur at the 2029 annual meeting of shareholders.
Our Board of Directors recommends that stockholders vote for a “1 YEAR” frequency for future advisory votes on named executive officer compensation.
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  COMPENSATION DISCUSSION & ANALYSIS
The Company’s business operations are led by its senior leadership team, which in 2022 included Karen Colonias, Michael Olosky, Brian Magstadt, Roger Dankel and Kevin Swartzendruber, whose biographies are provided above. In this section, we explain and discuss the executive compensation program that our Compensation and Leadership Development Committee (“CLDC”) designed and applied to our NEOs for 2022. This discussion is also intended to describe our compensation policies with respect to our NEOs and to provide a review of our key compensation decisions and activities for 2022. Our goal in this discussion is to provide you with a better understanding, both in absolute terms and relative to our performance, of our executive compensation practices and the decisions made concerning the compensation payable to our NEOs, including our CEO and the other executive officers named in the “2022 Summary Compensation Table” below. Our NEOs for 2022 were the following individuals:
Name	Title Held During 2022
Karen Colonias	Chief Executive Officer
Brian J. Magstadt	Chief Financial Officer and Treasurer
Michael Olosky	President and Chief Operating Officer
Roger Dankel	President, North American Sales, Simpson Strong-Tie Company Inc.
Kevin Swartzendruber	Senior Vice President, Finance
Executive Summary
Recent Leadership Changes
In September 2022, we announced that Karen Colonias would step down as Chief Executive Officer, effective December 31, 2022, and that Michael Olosky would be promoted to President and Chief Executive Officer, effective January 1, 2023. Mr. Olosky was also appointed to the Board, effective January 1, 2023.
In December 2022, we announced the executive officers, effective January 1, 2023, following the appointment of Michael Olosky as President and CEO, as follows:
•	Brian Magstadt, Chief Financial Officer and Treasurer
•	Phillip Burton, Executive Vice President, North America
•	Roger Dankel, Executive Vice President, North American Sales
•	Michael Andersen, Executive Vice President, Europe
•	Jeremy Gilstrap, Executive Vice President, Innovation
•	Jennifer Lutz, Executive Vice President, Human Resources
•	Kevin Swartzendruber, Senior Vice President, Finance
Because these changes were not effective until January 1, 2023, this CD&A and the Executive Compensation Tables and disclosures that follow include compensation information for members of the executive leadership team who were serving as of December 31, 2022, and will reflect their titles as of that date.
2022 Performance Highlights
The Company focuses on designing, manufacturing, and marketing systems and products to make buildings and structures safe and secure. The Company, through its subsidiaries, designs, engineers, and manufactures structural construction products, including connectors, truss plates, anchors, fasteners and other products, and differentiates itself from competitors by designing and marketing end-to-end wood and concrete construction product lines. The Company also provides engineering services in support of some of its products and increasingly offers design and other software that facilitates the specification, selection and use of its products. The
Company believes that its primary operating brand – the Simpson Strong-Tie brand – benefits from strong brand name recognition among architects and engineers who frequently request the use of the Company’s products.
The nature of our industry demands that we adhere to a focused strategy to build stockholder long-term value over time. During 2022, our management team continued to execute against the strategic goals set by the Board, which resulted in increases in net sales and return on invested capital (“ROIC”) for our stockholders.
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Our key 2022 performance highlights are set forth below:
•	Company-wide net sales increased 34.5% to $2.12 billion, and have increased 23.0% on a compounded annual growth basis since 2019;
•	Gross margin was 44.5%;
•	Income from operations increased to $459.1 million and operating margins were 21.7%;
•	Diluted net income per share of our common stock increased to $7.76; and
•	ROIC decreased to 21.1% in 2022 from 24.6% in 2021.
Our management’s focused execution and continued commitment to a disciplined capital allocation strategy delivered strong results for our stockholders in 2022, including the following achievements:

Net sales increased in each of 2020, 2021 and 2022. 2020 net sales increased 11.6% primarily due to higher sales volume. 2021 net sales increased 24.1% primarily due to higher average unit prices in North America and to a lesser extent, higher sales volumes. 2022 net sales increased 34.5% primarily due to significant product price increases implemented in 2021, market share gains, and the addition of the ETANCO Group (“ETANCO”) (a leading designer, manufacturer and distributor of fixing and fastening solutions for the European building and construction market), which contributed $212.6 million in net sales.
Operating margins have improved since 2019, but declined in 2022 from 2021 due to increased material costs and integration and other costs associated with the ETANCO acquisition. In 2020 the Company benefited from certain expenses that were limited by restrictions due to COVID-19.
ROIC has increased each year since 2018, but declined in 2022 from 2021 due to increased invested capital associated with the long-term debt to finance the ETANCO acquisition.
Invested capital has increased 101.5% from 2020 through 2022 reflecting a 33.6% compounded annual growth rate in net income offset by the company returning capital to stockholders in the form of dividends and share repurchases over the same period. Capital returned to stockholders for each of the three years 2020, 2021 and 2022 was approximately $116.7 million, $65.7 million, and $122.5 million respectively.
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The following chart shows the Company’s performance against the S&P 500, the Dow Jones U.S. Building Materials & Fixtures Index and our
compensation peer group (as identified below) in terms of total stockholder returns (“TSR”) delivered to our stockholders in 2022.
2022 TSR Performance

*
The compensation peer group line represents a peer group index calculated based on 2022 weighted average TSR of our peer group. See “Comparative Market Information” below for the composition of our peer group.

2022 NEO Compensation Mixes
Our NEOs’ compensation generally is comprised of three core components – (1) base salary, (2) short-term cash awards, and (3) long-term equity awards, which are structured to complement each other and establish a balanced and performance-based pay structure. The overarching goals of our compensation programs for 2022 were to attract, motivate and retain our employees, including our management team, establish a strong sense of ownership, and closely align our executives’ and employees’ interests with those of our stockholders. The target compensation mixes for 2022 for our CEO and, on average, our other NEOs are set forth below:

*
Performance-based compensation includes Cash Profiting Sharing (“CPS”) awards based on financial metrics and LTI awards including PSUs based on financial metrics and RSUs based on stock price performance.

40 |	2023 Proxy Statement

Pay-for-Performance: Key 2022 NEO Compensation Outcomes
The 2022 compensation results for our NEOs continued to reflect the CLDC’s pay-for-performance philosophy which includes, among other factors, aligning executive compensation directly with our operational and financial performance.
Base Salaries:
No base salary changes were made for any of our NEOs for 2022 from their 2021 levels. Base salaries for 2022 were as follows:
CEO	$824,000
CFO	$530,450
COO	$620,000
President, NA Sales	$484,100
SVP, Finance	$309,515
Executive Officer Cash Profit Sharing (“EOCPS”) Awards:
The EOCPS program is based on both quarterly and annual performance measurements of operating income. The CLDC also incorporates a performance modifier into the EOCPS plan design, which measures performance against individual Management by Objective (“MBO”) goals.
•
CEO: Our CEO received a total 2022 EOCPS payout of $1,621,801, reflecting 196.8% of her target 2022 EOCPS award opportunity ($824,000), which payout was determined based on our 2022 quarterly and annual operating income achievement versus the quarterly and annual goals established by the CLDC at the beginning of 2022; and

•
Other NEOs: Our other NEOs received total 2022 EOCPS payouts as set forth below, reflecting between 196.8% and 200% of each of their target 2022 EOCPS award opportunities, (which payout was again determined based on our 2022 quarterly and annual operating income achievement versus the quarterly and annual goals established by the CLDC at the beginning of 2022.

All continuing NEOs paid out between 196.8% and 200% of their target
NEO	Payout	Target
CFO	$522,017	$265,225
COO	$915,216	$465,000
President of NA Sales	$484,100	$242,050
SVP, Finance	$309,516	$154,758
•
The MBO modifier was used to adjust the CEO, the COO and the CFO’s EOCPS payouts in 2022, due to the combination of multiple financial and non-financial goals associated with our strategic initiatives and individual goals.

Equity Awards:
In 2022, our CEO was granted equity awards with a target grant date total value of approximately $2,450,000, and our other NEOs were granted equity awards with target grant date values from approximately $230,000 to approximately $1,000,000. Approximately 35% of the target equity award value was delivered in the form of time-based restricted stock units (“RSUs”) and the other approximately 65% of the target equity award value was delivered in the form of performance-based restricted stock units (“PSUs”). These PSUs are fully “at-risk” and will vest only on achievement of revenue growth and ROIC performance metrics in a 2022-2024 measurement period. The awards are forfeited if the threshold performance goals are not met, and the maximum amount of shares that may potentially vest under these PSUs (if and when the highest-tier performance goals are met) are capped at 200% of the target shares. The RSUs are generally subject to a three-year vesting period with the RSUs vesting in equal annual installments on the first, second and third anniversaries of the vesting start date (as determined by the CLDC), respectively.
Please refer to the “2022 Summary Compensation Table,” “NEO Compensation Program Design” and “Executive Compensation Analysis” subsections below for a more detailed disclosure of our CEO and the other NEOs’ 2022 total compensation programs and values.
NEO Compensation Program Design
Executive Compensation Philosophy
Our overall compensation philosophy is to align the interests of our employees and stockholders and provide employees, including our management, incentives to increase stockholder value. To this end, we seek to position our NEOs’ total target compensation at market competitive levels, based on comparative market data for companies similar to us in terms of revenue size and industry. However, we use
2023 Proxy Statement	| 41

this data only as a market check on our compensation decisions, and not to formally benchmark elements of NEO compensation. We aim to compensate our NEOs appropriately relative to our performance. To achieve these objectives under our pay-for-performance guiding principal, we created compensation programs that reward achievement of specific performance goals, such as operating income, revenue growth and ROIC. We believe that our current compensation programs allow us to attract high-performing employees and help us retain the services of employees whose contributions are instrumental in achieving our strategies. The CLDC and the Board regularly review and refine our executive compensation programs to help ensure that such programs continue to reflect policies and practices that are aligned with our pay-for-performance philosophy and the interest of our stockholders.
Compensation-Setting Process
Role of Compensation and Leadership Development Committee, Board and Management. The CLDC develops and updates our compensation policies and practices, oversees our compensation programs, sets performance goals relevant to such programs, evaluates our performance in light of such goals, and determines and exercises discretion over executive compensation, including reviewing and approving annual compensation to our NEOs. The CLDC does not delegate its role in determining executive compensation. Our officers do, however, participate in our annual budgeting process, which forms the basis for the CLDC to set, and determine the achievement of, the performance goals under our compensation programs. The Board reviews and approves the annual budget, and based on that, the CLDC approves both cash EOCPS payouts and equity-based awards to our NEOs. Our CEO provides significant input in recommending the structure of our pay programs and recommending any adjustments to the other NEOs’ base salary and target incentive compensation opportunities. The CLDC can accept, reject or modify the CEO’s recommendations as it sees fit, subject to the terms of any applicable program documentation.
Role of Compensation Consultants. The CLDC has engaged, and expects to continue to engage, independent advisers, including independent compensation consultants, from time to time to assist in carrying out its responsibilities. The specific services provided by Meridian to us in 2022 consisted of: reviewing our peer group and comparative compensation analysis, assessment of the appropriateness and competitiveness of our executive compensation program as compared to those of the peer group, recommendation of changes to our executive compensation programs, and evaluation of our executive and director compensation.
Board Responsiveness to Stockholders
In late 2022 and early 2023 we continued our annual engagement with our stockholders. This engagement gave us a basis for further evaluation of our practices in executive compensation and corporate governance. This initiative was led by the Board and senior management, by reaching out to stockholders holding 71.3% of our outstanding shares. Out of those stockholders who elected to engage with us (representing approximately 32.6% of our outstanding shares), we organized follow-up calls. This outreach reflects our commitment to understand and address key issues of importance to our stockholders. In line with the high support for our executive compensation program as expressed in the 2022 annual stockholder advisory vote to approve our NEO compensation, stockholders continued their support for our compensation program and the changes made over the past few years. This strong level of support led our CLDC to conclude that material changes in our executive compensation design, solely due to the outcome of the Say-on-Pay vote, were not warranted for 2023.
Following the 2022 Annual Meeting of Stockholders, we again continued to actively engage with numerous stockholders on matters of corporate governance, executive compensation and related matters. These efforts were led by the Chair of our Board and our CFO to help ensure a direct line of communication between the Board and our stockholders. We also continue to work with Meridian to monitor changes in executive compensation to keep our executive compensation program aligned with both our business strategy and best practices in our competitive market.
42 |	2023 Proxy Statement

2022 Executive Compensation Key Policies and Practices
The CLDC references various policies and practices when evaluating whether management’s compensation programs support stockholder value creation and the Company’s strategic goals:
•
Initially Position Target Total Compensation at Market Competitive Levels: We do not formulaically set the elements of our executive compensation to be consistent with specific market benchmarks, but instead use a general view of market pay data to compare NEO target total compensation to the median target total compensation of the peer group (see “Comparative Market Information” below for the composition of our peer group). We also consider historical and projected peer group performance when establishing our incentive plan performance goals. This includes setting well-balanced short-term and long-term performance objectives that enable executives to generally earn actual pay above median for out-performing expectations, and vice versa for performance below expectations (see “Setting Performance Goals” below for further context on our goal-setting process). In this way, we use market data as a market check, and just one element of our compensation setting process;

•	Pay for Performance: We have created an incentive structure that places a significant portion of our NEOs’ target compensation at risk based on our short-term and long-term performance;
•
Performance Based Distributed Cash Awards: Our EOCPS program is based on both quarterly and annual performance measurement of our operating income in conjunction with an adjustment based on certain other goals as determined by the CLDC. These adjustments are our MBO goals and can increase or decrease the final payment, which includes the annual and fourth quarter cash awards, by +/- 20%. Regardless of the MBO achievement, payouts under the EOCPS are capped at 200% of each NEO’s target bonus opportunity;

•	Equity Awards with Extended Vesting: NEOs’ awards under our equity incentive plan are performance-based awards (65%) with a 3-year measurement period, in addition to time-based awards (35%) that are subject to a three-year vesting period, vesting in equal annual installments on the first, second and third anniversaries of the vesting start date (as determined by the CLDC);
•
No Guaranteed Incentive Awards: NEOs’ EOCPS awards are 100% performance-based, and NEOs’ outstanding performance-based equity awards are fully at-risk and contingent on achievement of revenue growth and ROIC goals; and

•	No Overlapping Metrics: NEOs’ EOCPS awards and performance-based equity awards have distinct performance metrics, which are aligned with our strategy and priorities.
We are also committed to maintaining strong compensation risk management practices that support our pay for performance philosophy, mitigate risk, and align interests of our executives and our stockholders:
•	Annual Review: The CLDC conducts annual evaluations of NEOs’ compensation;
•	Caps: We cap payout amounts for the NEOs’ maximum EOCPS and performance-based equity awards;
•	Double Triggers: Equity awards are subject to double trigger change-in-control requirements;
•	Compensation Clawback: We maintain and operate a robust compensation recovery policy;
•	Ownership Guidelines: Stock ownership guidelines are in place for our NEOs and Board;
•	No Hedging and Pledging: We adopted robust anti hedging and anti pledging policies;
•	Limited Perquisites: We do not provide NEOs with material perquisites; and
•	Strategic Guidance: The CLDC retains an independent compensation consultant to provide strategic guidance to the CLDC regarding executive and director compensation.
Setting Performance Goals
A key aspect of our compensation programs focuses on the selection of performance metrics that (1) reflect our long-term strategic goals and (2) appropriately incentivize our executives to deliver sustainable performance across key areas. The CLDC sets performance goals for our NEOs’ EOCPS and performance-based equity awards prior to granting such awards and remains engaged to monitor and certify the achievement of the goals. The CLDC believes in the importance of setting challenging, but
2023 Proxy Statement	| 43

achievable, performance goals for our NEOs. The CLDC maintains a robust and collaborative performance goal setting process with its independent compensation consultant and our management. The goal setting process spans multiple CLDC meetings on both sides of the year-end process to ensure an active, healthy discussion and ability to respond and adapt the performance goals to changing company, industry or market conditions prior to finalization. In establishing performance goals with respect to our NEOs’ EOCPS and performance-based equity awards, the CLDC reviews market-calibrated data sets that include:
•	historical and future projected financial performance for our peer group;
•	historical and future projected financial performance more broadly in our industry;
•	our historical financial performance and multi- year forward-looking business plans;
•	our external guidance, communications and the expectations of our stockholders; and
•	the historical realizable compensation for our executives and the alignment between their pay and performance against expectations.
After carefully evaluating the aforementioned factors and incorporating inputs from its independent compensation consultant and our management, the CLDC approves the performance goals for our NEOs.
The performance goals for NEOs’ 2022 EOCPS and performance-based equity awards and their alignment with our strategies are set forth below:
Incentive Component	Performance Metric	Alignment with Our Strategies
EOCPS awards (STI)	1-year Operating Income	A key measure of our profitability; supports long-term value creation; and maintains our long-standing culture of promoting sense of ownership among employees to deliver stockholder value.
EOCPS awards (STI)	1-year Individual MBOs	Financial, operational and human capital management goals directly aligning to the Company’s strategic initiatives.
Performance-based equity awards (LTI)	3-year Revenue Growth	Aligns with our ongoing focus on growing revenues across key business segments; and facilitates decisions that will drive sustainable revenue growth.
Performance-based equity awards (LTI)	3-year Average ROIC(1)	Reinforces our ongoing focus on maximizing our investment returns; and prompts thoughtful capital allocation strategy.
(1)
The Company’s ROIC for a fiscal year is calculated based on (a) the net income of that year as presented in the Company’s consolidated statements of operations prepared pursuant to generally accepted accounting principles in the U.S. (“GAAP”), as divided by (b) the average of the sum of total stockholders’ equity and total long-term debt, at the beginning of and at the end of such year, as presented in the Company’s consolidated balance sheets prepared pursuant to GAAP for that applicable year. As such, the Company’s ROIC, a ratio or statistical measure, is calculated using exclusively financial measures presented in accordance with GAAP (but excludes the impact of ETANCO in 2022).

Executive Compensation Analysis
2022 Compensation Program Elements
The Board believes that, to maintain a sense of unity and fairness, the forms of compensation for our NEOs generally should match those of our other employees. Under this principle, our compensation programs for our executive population, including our NEOs, include three core elements:
•	Base salaries and contributions to profit sharing trust accounts;
•	Cash profit sharing awards, such as EOCPS awards to our NEOs; and
•	Long-term equity awards, such as PSUs and RSUs granted to our NEOs.
Each element of our compensation programs possesses characteristics intended to motivate our NEOs and other employees in different ways. We believe that coordinated compensation elements work best to help us to retain their services and to motivate them to achieve results that increase stockholder value.
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2022 Base Salaries
An NEO’s salary is a fixed amount for his or her time invested in performing the functions of the job. Salary alone, however, does not provide performance opportunity for the NEO to earn additional compensation or incentivize increasing stockholder value over time. Our NEOs’ salaries are generally determined by the CLDC, as recommended by the CEO for all of the NEOs excluding the CEO. The CEO and CLDC consider historical salary levels for their respective positions, current compensation for similar positions at our peers, changes in the NEOs’ responsibilities, cost of living adjustments, market data provided by the CLDC’s independent consultant, employee performance, among other factors. Based on these factors, the CLDC approved no salary increases for the NEOs for 2022. The table below sets forth each NEOs’ respective 2021 and 2022 annual salary rates:
	2021 Annual Salary	2022 Annual Salary	% Increase
Karen Colonias, Chief Executive Officer	$824,000	824,000	—
Brian J. Magstadt, Chief Financial Officer and Treasurer	$530,450	530,450	—
Michael Olosky, President and Chief Operating Officer	$620,000	620,000	—
Roger Dankel, President of North American Sales, Simpson Strong-Tie Company, Inc.	$484,100	484,100	—
Kevin Swartzendruber, Senior Vice President, Finance	$309,515	309,515	—
Base salaries and related payments earned by each of our NEOs with respect to each of the three years ended December 31, 2022, 2021 and 2020, respectively, if applicable, are set forth in the “2022 Summary Compensation Table” below.
2022 Executive Officer Cash Profit Sharing (“EOCPS”) Program Design
We maintain the EOCPS Plan for our executive officers, similar to the cash profit sharing plan maintained for other qualified employees, to motivate them to achieve short-term performance goals. We believe that both of these plans have significantly contributed to our growth.
The CLDC is responsible for administrating the EOCPS Plan. The CLDC measures our Company’s or our subsidiaries’ performance against pre-determined performance goals, which are currently based on our Company’s or our subsidiaries’ operating income, and approves our NEOs’ individual awards. EOCPS award payouts for 2022 were based on qualified operating income achievement versus pre-determined quarterly and annual goals and the achievement of pre-determined individual MBO goals.
Under the EOCPS Plan, any earned award will be paid at such time as determined by the CLDC as long as all awards with respect to periods within a fiscal year are paid by March 15 of the succeeding fiscal year. We currently pay four quarterly awards and one annual award based on our achievement versus our pre-determined operating income goals for such quarters and the full year. For the four quarters in a year, an NEO will earn an aggregate award payout based on 40% of his or her annual target award opportunity. As for the last payment, the NEO will earn an award payout based on the remaining 60% of his or her applicable annual target award opportunity. The effect of the five payments (four quarterly and one annual) is to ensure a majority of the award is based on performance determined at the end of the year, with the year-end awards contingent on achieving the performance versus the operating income goals established for the entire year.
If the operating income achievement is less than the threshold goal in any quarter, our NEOs receive no EOCPS award payment for such quarter. If the annual operating income achievement is less than the annual threshold goal for the year, our NEOs receive no EOCPS award payments for the annual portion of the award, but may still receive one or more quarterly EOCPS payments during the year. If the operating income achievement is less than the threshold goal in each quarter and for the full year, our NEOs receive no EOCPS award payouts for that year. Our CLDC continuously evaluates our executive compensation program to ensure we continue to align ourselves with best practices. Beginning in 2021, we incorporated an individual modifier into the EOCPS plan based on the achievement of pre-established MBO goals. The modifier has the potential to adjust the fourth quarter and annual EOCPS payout for each NEO +/- 20%
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based on the CLDC’s determination of the achievement of the MBO goals. The CLDC may determine not to make any adjustment to the EOCPS payout. We allocated EOCPS award opportunities among our NEOs as approved by the CLDC at the beginning of the year based on the officers’ levels of responsibility and contribution to the success of the
Company or the home office operating unit, as applicable. Unless the composition or responsibilities of our NEOs change, their award opportunities generally do not change substantially from year to year, although the CLDC has discretion to make any changes that it considers appropriate.
2022 Operating Income Achievements and EOCPS Awards
The CLDC chose the operating income of Simpson Manufacturing Co., Inc., without ETANCO, as the performance metric for 2022 under the EOCPS Plan. On April 1, 2022, the Company acquired ETANCO, the operating income of which was not contemplated when setting the 2022 performance metric, and as such all elements in operating income attributable to ETANCO were excluded when measuring actual operating income relative to the target.
Target award payouts were set for each NEO relative to base salary. The EOCPS minimum payout hurdle is 70% of the pre-established target operating income goal, and payment for such minimum performance equals 25% of the NEO’s award payout target.
The EOCPS Plan and goals established at the start of fiscal 2022 remained in effect through fiscal year end 2022 and represents Simpson Manufacturing Co., Inc.’s performance without ETANCO and consolidated results following the Company’s acquisition of ETANCO in April 2022.
Operating income of Simpson Manufacturing Co., Inc. is generally calculated as follows:

The CLDC established the 2022 quarterly and annual threshold, target and maximum operating income goals, all of which are tied to the 2022 budget, as follows (actual results against goals also shown):
	2022 EOCPS Goals
	First Quarter ($)	Second Quarter ($)	Third Quarter ($)	Fourth Quarter ($)	2022 Year ($)
Threshold Operating Income	56,161,000	95,180,400	82,231,800	47,516,700	281,089,900
Target Operating Income	80,230,000	135,972,000	117,474,000	67,881,000	401,557,000
Maximum Operating Income	112,322,000	190,360,800	164,463,600	95,033,400	501,946,250
Actual Operating Income	146,148,516	148,207,680	135,045,899	91,028,003	520,430,099
Actual Operating Income (%)	182.16%	109.00%	114.96%	134.10%	129.60%
Regarding these goals, threshold operating income represented 70% of the target operating income for the quarter or full year, while maximum qualified operating income represented 140% of the target operating income for the quarter or 125% of the target operating profit for the full year. The quarterly goal levels were established by the CLDC based on its judgment and evaluation of the seasonality of the Company’s business.
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The threshold target, and maximum annual amounts that may be paid out under the EOCPS Plan to each of our NEOs for 2022 were as follows:
NEO	2022 Threshold Annual Payouts	2022 Target Annual Payouts	2022 Maximum Annual Payouts
Karen Colonias	$206,000	$824,000	$1,648,000
Brian J. Magstadt	$66,306	$265,225	$530,450
Michael Olosky	$116,250	$465,000	$930,000
Roger Dankel	$60,513	$242,050	$484,100
Kevin Swartzendruber	$38,690	$154,758	$309,516
Threshold payout levels represented 25% of the target payout levels, and maximum payout levels represented 200% of the target payout levels. The MBO modifier cannot increase the EOCPS payout above the overall cap of 200% of the target payout level. Further, the performance goals for each quarter are established based on the seasonality of our planned profits. Based on actual achievement of qualified operating income during each quarter and for the full year 2022, the NEOs initially earned a 200% payout of full year 2022 target amounts, subject to further modification based on MBO performance results which represents performance achievement that exceeded 125% of target during the full year 2022. The total quarterly awards are adjusted after year-end to reflect the annual payment curve (“True-Up”) in order to align the quarterly payouts at 140% performance with the annual payout of 125%
performance. Awards for the first three quarters are not returned if the True-Up calculation results in a negative value for the year-end payout. The 200% payout was calculated, by experiencing greater operating income primarily due to lower cost of sales and operating expenses and increased revenues.
In early 2023, the CLDC reviewed the CEO and other NEOs’ pre-established MBO goals and the level of achievement. The CLDC adjusted the EOCPS payouts of Ms. Colonias, Mr. Magstadt and Mr. Olosky based on the MBO modifier, by (2.1)% to the fourth quarter, True-Up, and year-end payouts, resulting in a total adjustment of (3.2)%. The MBO Goals were a combination of qualitative and quantitative measures, including personal development goals, strategic sales goals aligned to the company’s growth initiatives, and operating results of ETANCO.
Based on these results, the payouts for our NEOs for full year 2022 were as follows:
NEO	Payouts	% Payout vs. Target
Karen Colonias	$1,621,801	196.8%
Brian J. Magstadt	$522,017	196.8%
Michael Olosky	$915,216	196.8%
Roger Dankel	$484,100	200.0%
Kevin Swartzendruber	$309,516	200.0%
EOCPS awards paid to each of our NEOs with respect to each of the three years ended December 31, 2022, 2021 and 2020, respectively, if applicable, are set forth in the “2022 Summary Compensation Table” below.
2022 Long-Term Equity Awards
Our NEOs’ long-term compensation is entirely equity-based. We grant equity awards to our NEOs pursuant to the Company’s current equity incentive plan, the amended and restated 2011 Incentive Plan (the “2011 Incentive Plan”).
Restricted Stock Units in General
Our NEOs’ 2022 awards of restricted stock units were made in the following two forms:
1.	time-based restricted stock units (“RSUs”) that are generally subject to a three-year vesting period vesting in equal annual installments on the first, second and third anniversaries of the vesting start date (as determined by the CLDC); and
2.
performance-based restricted stock units (“PSUs”) that generally vest based on the achievement of both revenue growth and return on invested capital goals at the end of a three-year performance period.

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RSUs accounted for 35% of the 2022 target equity awards of our NEOs while PSUs accounted for the remaining 65%. In terms of target equity award values, the CEO and other NEOs’ target award values increased as follows:
NEO	2022 Target Equity Award	2021 Target Equity Award
CEO	$2,450,000	$2,400,000
CFO	$580,000	$550,000
COO	$1,000,000	$715,000
President of NA Sales	$475,000	$455,000
SVP, Finance	$230,000	$215,000
The CLDC evaluated peer group and market survey data provided by Meridian and considered additional internal factors such as the CEO’s recommendation and the NEOs’ performance prior to increasing these target equity awards.
Our NEOs’ 2022 RSU Awards
In 2022, the CLDC approved equity awards to each of our NEOs as indicated below:
Named Executive Officer	Shares Under 2022 RSUs
Karen Colonias	6,922
Brian J. Magstadt	1,639
Michael Olosky	2,825
Roger Dankel	1,343
Kevin Swartzendruber	650
See “Accelerated Vesting and Payout” and “Potential Payments on Termination or Change in Control” below for a discussion of potential early vesting of such RSU awards.
Our NEOs’ 2022 PSU Awards
The CLDC set the performance goals for our NEOs’ 2022 PSU awards in early 2022, with 50% of the goals based on the Company’s 3-year revenue growth (the “Revenue Growth Goals”) and the remaining 50% based on 3-year average ROIC (the “ROIC Goals”).
The performance goals for these PSU awards established at the start of fiscal 2022 are intended to remain in effect through fiscal year end 2024 and for 2022, represent Simpson Manufacturing Co., Inc.’s performance without the goals and consolidated results of ETANCO.
Our NEOs’ 2022 PSUs are measured against such goals for a three-year cliff-vesting performance period starting on January 1, 2022, and ending on December 31, 2024.
The number of PSU shares that would vest in favor of an NEO under his or her 2022 PSU award is from 0%
to 200% of his or her target award opportunity, depending on the extent to which the performance goals will have been achieved at the end of 2024. The number of the target shares of our common stock and the maximum amount of shares of common stock that could potentially vest under the 2022 PSU awards granted to each of our NEOs is as follows:
	Target PSU Shares Under 2022 PSU Awards	Maximum PSU Shares Under 2022 PSU Awards(1)
Karen Colonias	12,852	25,704
Brian J. Magstadt	3,042	6,084
Michael Olosky	5,246	10,492
Roger Dankel	2,490	4,980
Kevin Swartzendruber	1,206	2,412
(1)	No fractional shares will be issued pursuant to any PSU award and, therefore, any fractional shares may be forfeited or otherwise eliminated as determined by the CLDC.
Our Participating NEOs’ 2021 PSU Awards
The second tranche of our NEOs’ 2021 PSU awards, for the 2022 performance period, are required to be reported in the Summary Compensation Table below since the goals are set annually. However, this portion of the 2021 PSU awards, should not be viewed as part of the NEOs’ 2022 target compensation.
Our Participating NEOs’ 2020-2022 PSU Awards
The CLDC set the performance goals for the 2020 PSU awards for all NEOs except Mr. Olosky, because he did not join the Company until November 2020, in early 2020. These PSUs were fully “at-risk” and were to vest only on achievement of compounded annual revenue growth and average ROIC performance metrics in a 2020-2022 measurement period (with each metric weighted equally). For the 2022 portion of the measurement period, the performance metrics excluded ETANCO.
Threshold, target and maximum levels for these performance metrics were as follows:
	Threshold (%)	Target (%)	Maximum (%)
Revenue Growth	2.6	3.9	5.6
Average ROIC	11.1	15.6	22.3
Actual performance results for the 2020-2022 performance period were 18.8% compounded annual revenue growth excluding revenues attributable to ETANCO (earning 200% of the target PSUs for this metric) and 23.7% average ROIC excluding net income of ETANCO as well as the long-term portion of debt and related after tax interest thereon incurred for
48 |	2023 Proxy Statement

the acquisition of ETANCO (earning 200% of the target PSUs for this metric), resulting in a total payout of 200% for the 2020 PSU awards to the participating NEOs.
Payouts for the 2020 PSU awards for the participating NEOs were as follows:
2020 PSU Shares Payouts(1)
Karen Colonias	47,904
Brian J. Magstadt	10,976
Roger Dankel	9,080
Kevin Swartzendruber	4,288
(1)	No fractional shares will be issued pursuant to any PSU award and, therefore, any fractional shares may be forfeited or otherwise eliminated as determined by the CLDC.
Potential Accelerated Vesting and Payout
Under the 2011 Incentive Plan, the vesting of restricted stock units may accelerate in two situations. First, when an employee ceases employment with us upon his or her retirement (depending on whether the employee meets certain age and service tenure conditions), death or disability, all of the employee’s unvested RSUs vest. Second, all outstanding RSUs held by an employee vest on a change in control that involves a substantial change in his or her terms of employment or involuntary termination. In addition, the CLDC may cause awards granted pursuant to the 2011 Incentive Plan, including awards to our NEOs, to vest earlier in certain other situations, at its discretion.
Our NEOs have entered into grant agreements with the Company with respect to their 2022 PSU and RSU awards, which agreements provide for early vesting in case of death or disability. The grant agreements also provide that, for the PSU or RSU awards to vest ahead of schedule, a recipient may retire at age 55 after having worked at the Company or its subsidiaries for 15 years (but for each year that the recipient delays his or her retirement after reaching age 55, he or she may work one year less and still retire). In addition, to increase the compatibility of the awards with Internal Revenue Code Section 409A and avoid potential negative tax implications for the recipient and the Company, the grant agreements for RSU awards provide that, in case the awards vest ahead of schedule and are determined by the CLDC to be subject to Section 409A, they may only be paid out in the enumerated situations as allowed under Section 409A. In particular, in case a recipient is a specified employee under Section 409A, the awards cannot be paid out until the date that is six months after the employee’s separation of service, which generally is when the employee completely stops working for the Company and its subsidiaries.
Similarly, the grant agreements for PSU awards provide that, irrespective of when the PSU awards vest, they may only be paid out following the last day of the applicable vesting period after the performance period has concluded and subject to achievement of the applicable performance goals. Further, the grant agreements for PSU awards require the PSU shares that could eventually become payable in favor of the recipient following the last day of the applicable vesting period after the performance period to be prorated based on the early-vesting date and the date when the applicable vesting period is scheduled to expire.
Change in Control or Asset Sale
The 2011 Incentive Plan provides that, on a change in control of the Company, if the surviving or resulting entity refuses to continue the PSU or RSU awards and does not substitute similar awards, and if the nature and terms of employment or engagement, including compensation and benefits, of a recipient will change significantly as a result of the change in control, then the awards will vest ahead of schedule. Individual grant agreements may alter this default arrangement.
Our NEOs’ 2022 grant agreements do not change the default rule under the 2011 Incentive Plan, but additionally provide that, in the case of an asset sale, the PSU or RSU awards will vest ahead of schedule in certain situations, including where a recipient is not subsequently employed or engaged by the surviving or resulting entity or the successor to the sold business or there is a significant change in the nature and terms of the subsequent employment or engagement of the recipient. For ease of administration, our NEOs’ grant agreements also use a broader definition, “sale event,” to encompass both change-in-control and asset-sale situations, and therefore override the 2011 Incentive Plan with respect to any change in control of the Company affecting the awards thereunder.
In addition, in order to provide a “double-trigger” accelerated vesting mechanism, our NEOs’ grant agreements for PSU and RSU awards require that for the PSU or RSU awards to vest ahead of schedule on a sale event, an NEO’s employment with the Company and its subsidiaries (or the acquiring, surviving or resulting entity) will first need to be terminated, either by the officer for good reason or by his or her employer without cause within two years from the sale event. In case of early vesting of the PSU awards because of a sale event, the PSU shares thereunder will be subject to the proration described in the “Potential Accelerated Vesting and Payout” section above.
See “Potential Payments on Termination or Change in Control” below for a more detailed discussion on early vesting of our NEOs’ PSU and RSU awards.
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2022 Profit Sharing Trust Contributions
The Company and its U.S. subsidiaries maintain a defined contribution profit sharing trust plan for U.S.-based non-union employees, including our NEOs, while some of our non-U.S. subsidiaries maintain similar plans for their employees. An employee is eligible for participation in a given calendar year if he or she is an employee on the first and last days of that year and completes the minimum service requirement during that year. As of December 31, 2022, the minimum service requirement was at least 1,000 hours of service. We currently make contributions to employees’ profit sharing trust accounts in amounts equal to 7% of the employees’ qualifying salaries or wages (regular plus overtime pay), which amounts are subject to a modified vesting schedule, resulting in being fully vested after six years of service. We contribute an additional 3% of their qualifying salaries or wages to their profit sharing trust accounts each quarter to comply with the safe-harbor rules that govern the plan.
The safe-harbor contribution is not forfeitable and fully vests when the contribution is made. The plan limits trust contributions to amounts deductible for federal income tax purposes under Section 404(a) of Internal Revenue Code of 1986, as amended (the “Internal
Revenue Code”). Under the plan, other than the 3% safe-harbor contribution, the Board has exclusive discretion to authorize the trust contributions and change them at any time. Subject to such discretion, we expect the current profit-sharing-trust contribution rate to continue.
Our CFO, SVP of Finance and Director of HR Systems and Total Rewards are currently trustees of the profit sharing trust plan. All of our participating employees under the plan, including our NEOs, are entitled to proportionate shares of forfeited contributions from employees who terminate their employment with us before such contributions fully vest. The plan also includes a 401(k) feature that allows our employees, including our NEOs, to contribute their pre-tax and/or Roth IRA earnings in addition to the amounts that we contribute to their accounts. We generally view our contributions to employees’ profit sharing trust accounts as serving a similar objective as salaries. The table below sets forth, for each of our NEOs, the Company contribution that was made to his or her respective profit sharing trust account for 2022, as compared to his or her 2021 profit sharing trust contribution:
	Profit Sharing Trust Contribution for 2021	Profit Sharing Trust Contribution for 2022(1)
Karen Colonias, Chief Executive Officer	$29,000	$30,500
Brian J. Magstadt, Chief Financial Officer and Treasurer	$29,000	$30,500
Michael Olosky, President and Chief Operating Officer	$29,000	$30,500
Roger Dankel, President of North American Sales, Simpson Strong-Tie Company, Inc.	$29,000	$30,500
Kevin Swartzendruber, Senior Vice President, Finance	$29,000	$30,500
(1)
If we employed the NEO on December 31, 2022, or if he or she retires during 2023 after reaching the age of 60, we will contribute to his or her profit sharing trust account 10% of his or her salary (including the 3% safe-harbor contribution), with a contribution limit of $30,500 for 2022, plus a pro-rata share of forfeited contributions from employees who terminate their employment before such contributions fully vest. The amounts in this column reflect that no such forfeitures occurred. Of such contributions, 30% were paid quarterly in the month following each calendar quarter of 2022 and the remaining 70% is being paid in 2023.

Contributions made to each of our NEOs’ profit sharing trust accounts with respect to each of the three years ended December 31, 2022, 2021 and
2020 respectively, if applicable, are set forth in the “2022 Summary Compensation Table” below as part of “All Other Compensation.”
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Comparative Market Information in the Executive Compensation-Setting Process
Designation of Peer Companies to Help Set Executive Compensation
The Company maintains a comparative market peer group that includes certain companies in the building products or construction material industries that we consider our peer companies for comparative compensation purposes for NEOs. The peer group is evaluated on an annual basis to assess its continued appropriateness based on a number of factors including: industry, revenues, and stockholder feedback. These companies designated as peers individually had revenues between $535 million and
$4.1 billion in 2021, which values are approximately 0.34 to 2.59 times the Company’s 2021 revenue.
The following 15 companies in the building products or construction material industries were considered our peer companies in the process of setting compensation for our NEOs for 2022. These 15 companies and the Company, ranked based on their 2021 revenues, are set forth below:
	2021 Revenues $	2021 Assets $
	(in thousands)
Aaon, Inc.	535,000	651,000
GCP Applied Technologies, Inc.	971,000	1,447,000
Quanex Building Products Corp.	1,073,000	725,000
Armstrong World Industries, Inc	1,107,000	1,710,000
PGT Innovations, Inc	1,162,000	1,461,000
Trex Company, Inc	1,197,000	921,000
Apogee Enterprises, Inc.	1,314,000	888,000
Gibraltar Industries, Inc.	1,340,000	1,215,000
Simpson Manufacturing Co., Inc.	1,574,000	1,485,000
Eagle Materials, Inc.	1,623,000	2,839,000
American Woodmark Corp.	1,745,000	1,655,000
Summit Materials, Inc.	1,924,000	4,240,000
Advanced Drainage Systems, Inc	1,983,000	2,414,000
Masonite International Corp	2,597,000	2,247,000
Atkore Inc.	2,929,000	2,211,000
Patrick Industries, Inc.	4,079,000	2,651,000
Our compensation consultant gathered data on the salary, bonus, total cash compensation, long-term incentives and total direct compensation paid by these peer companies to support the CLDC’s compensation decisions. Following the peer group review in 2021, the CLDC removed Insteel Industries from the peer group due to size compared to the Company, and added Atkore Inc. to the peer group due to revenue and industry compatibility.
Relocation Benefits
In 2022, the Company provided Mr. Olosky $102,876 in relocation benefits in connection with his offer letter.
Except for certain relocation expenses, executives bear all tax consequences and are not grossed up.
Other Compensation Considerations and Practices
The Board believes that it is in the best interests of the Company and its stockholders to create and maintain a company culture that emphasizes integrity and accountability and a compensation philosophy that focuses on pay-for-performance.
The Board has determined that an annual advisory vote by our stockholders on the compensation of our NEOs allows stockholders to provide timely, direct input on our compensation philosophy, policies and practices. The Board continues to believe that such an annual vote is consistent with our continuing efforts to engage in an open dialogue with our stockholders on the compensation of our NEOs and related governance matters and therefore is in the best interests of our stockholders. In addition, all of our NEOs are subject to and are currently in compliance with our compensation and governance guidelines and policies described in detail below.
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Stock Ownership and Retention Guidelines for NEOs
The Board seeks a strong alignment of the interests of our management and stockholders and maintains robust stock ownership guidelines for our NEOs. The guidelines count only common stock owned by our NEOs and unvested RSUs (the “Eligible Shares”), and does not include stock options or unvested PSUs. Each continuing NEO had until 2020, or five years from becoming an NEO, to comply with his or her guideline. Until an NEO meets his or her stock ownership guideline, the NEO must hold at least 50% of any Eligible Shares, net of tax and any exercise price, acquired through stock option exercise, stock grant vesting, or payout of performance share units. As of December 31, 2022, each NEO has either complied with these guidelines or is within the time allotted to comply. The guidelines for stock ownership for each of our continuing NEOs, as of January 2023, is as follows:
Stock Ownership Guidelines
Chief Executive Officer	5x Base Salary
Chief Financial Officer	3x Base Salary
Executive Vice President, North American Sales (former President, North American Sales)	2x Base Salary
Senior Vice President, Finance	1x Base Salary
Restrictions on Hedging and Pledging Arrangements for All Employees and Directors
The Board believes that it is inappropriate and undesirable for the Company’s directors, officers or employees to engage in hedging or pledging transactions that lock in the value of holdings in the equity securities of the Company or its affiliates, including our common stock, as such transactions allow the insiders to own the Company’s equity securities without the full risks and rewards of ownership and potentially separate the insiders’ interests from those of the public stockholders.
The Board has therefore adopted an anti hedging and anti pledging policy. Directors, officers, and employees of the Company or any subsidiary of the Company, as well as their designees, are generally prohibited from: (a) purchasing any financial instruments or engaging in any transactions that are designed to hedge or offset or have the effect of hedging or offsetting any decrease in the market value of our equity securities (such as our common stock) or the equity securities of our subsidiaries, including, without limitation, prepaid variable forward contracts, equity swaps, collars, exchange funds and transactions with economic consequences comparable to the foregoing financial instruments; and (b) further pledging our equity securities (or those of our subsidiaries) as collateral for a loan, purchasing such securities on margin, or holding such securities in a margin account. Certain securities arrangements that were in place prior to the October 19, 2016 effectiveness of this policy may be exempt from the policy’s provisions. Violations of the policy may result in disciplinary action by the Company, including suspension without pay, loss of pay or bonus, demotion or other sanctions, dismissal for cause, and loss of severance benefits, or the Company may initiate or cooperate in civil or criminal proceedings against any employee relating to, or arising from, any such policy violation.
Executive Compensation Recovery (“Clawback”) Policy
Reinforcing our pay-for-performance compensation philosophy, the Board has adopted a compensation recovery policy to permit the recoupment of executive compensation. If we ever are required to prepare an accounting restatement to correct one or more errors that are material to our financial statements, the Company may recover from any current or former executive officers and any other employees who have been designated by the Board or the CLDC as being subject to this policy (each of such officers or employees, a “Covered Person”), regardless of fault or responsibility, that portion of incentive-based compensation, received by a Covered Person during any Covered Period (defined below) in excess of what would have been paid to a Covered Person during the Covered Period under the accounting restatement.
A Covered Period means (1) the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement due to
52 |	2023 Proxy Statement

material noncompliance with any financial reporting requirement under the securities law, and (2) in case the Company has changed its fiscal year end during the three-year period, the transition period between the new fiscal year that resulted from the change and the prior fiscal year not exceeding nine months. The Board will decide the manner in which the Company seeks and enforces recovery. If, after the Company makes a reasonable attempt to recover, the Board determines that the direct costs of seeking recovery would exceed the recoverable amount, the Company may decide not to seek recovery.
We expect in 2023 to review and revise the clawback policy in connection with final rules regarding recovery of erroneously awarded compensation as promulgated by the SEC and the NYSE in 2022 and 2023, respectively.
Material Risk Considerations of Compensation Policies
We face various types of risk daily, including market risk, credit risk, currency risk, and interest rate risk, as well as general business risk. Our compensation programs generally look at longer timeframes, currently from one quarter to three or four years. Therefore, we do not feel that they expose us to undue risk-taking. To successfully compete in and expand our markets and to attract and retain talent, however, some risks are unavoidable, such as the risks, uncertainties and factors discussed in the Company’s Annual Report to Stockholders on Form 10-K for the period ended December 31, 2022, under the heading Item 1A - “Risk Factors” and the heading Item 7 - “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in some cases are desirable and appropriate.
In addition to rewarding our employees for time spent at work and for the achievement of specific performance goals, we also seek to use our compensation programs to balance risk-taking. We believe that our cash profit sharing and equity-based awards promote a measured approach to areas of risk that we face as an organization. While the overall objective of our compensation programs is to increase stockholder value, we believe they also encourage sound financial management and the safeguarding of our assets. In addition, we believe our compensation programs promote a sense of unity, fairness and cooperation among all of our employees, not just our management, and afford less opportunity and incentive for individual employees to take undue risk in an attempt to increase their own compensation at the expense of the long-term health of the Company. As a result of our review of potential compensation-related risks, we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Through our cash profit sharing incentive plans, including the EOCPS Plan, our NEOs and other employees are encouraged to maximize our short-term profits, for example, by increasing revenues and reducing operating costs. Payouts under the EOCPS Plan are based 40% on quarterly operating income and 60% on annual operating income and can be modified based on the achievement level of MBO goals. Accordingly, each of our NEOs receive four quarterly payouts and one annual payout. If the operating income or other performance goal achievement is less than the minimum amount in one or more quarters of any year, our NEOs will receive no payment for such quarter(s). In addition, if the annual qualified operating income or other performance goal is less than the annual minimum amount in a particular year, our NEOs will receive no annual payment following the end of that year but may still receive one or more quarterly payments during the year. We believe that these aspects of the EOCPS Plan reduce the risk that the quarterly time horizon could potentially create opportunities for employees to maximize income in one quarter at the expense of a future quarter.
Through our equity-based compensation, including the RSUs and PSUs, our NEOs and other employees are encouraged to drive our continued growth and increase long-term value for our stockholders, for example, by growing our revenues and increasing the return on our stockholders’ invested capital. Because our NEOs’ and other employees’ equity awards generally vest over several years after grant, the value of such awards is affected by our performance over time. As a result, any attempt to maximize our short-term profits at the expense of our long-term financial health would work against our employees’ incentive to maximize their total compensation.
2023 Proxy Statement	| 53

COMPENSATION COMMITTEE REPORT
The Compensation and Leadership Development Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation and Leadership Development Committee has recommended to the
Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report to Stockholders on Form 10-K for the period ended December 31, 2022.
Gary Cusumano, Chair
James Andrasick
Jennifer Chatman
Robin MacGillivray
54 |	2023 Proxy Statement

  2022 SUMMARY COMPENSATION TABLE
The table below provides information with respect to the compensation of our Named Executive Officers (“NEOs”), which include our Principal Executive Officer, our Principal Financial Officer, and our three other most highly compensated executive officers serving as of December 31, 2022, for their services provided to us and our subsidiaries in all capacities during the three years ended December 31, 2020, 2021 and 2022. No amounts are reported for 2020 for Mr. Olosky because he was not an NEO prior to 2021.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total
Karen Colonias, Chief Executive Officer	2022	824,000	2,936,937	1,621,801	31,000	5,413,738
	2021	824,000	1,461,201	1,600,000	29,500	3,914,701
	2020	800,000	2,451,381	1,600,000	29,475	4,880,856

Brian J. Magstadt, Chief Financial Officer and Treasurer	2022	530,450	691,010	522,017	31,000	1,774,478
	2021	530,450	334,859	515,000	30,500	1,410,809
	2020	515,000	561,755	515,000	29,475	1,621,230

Michael Olosky, President and Chief Operating Officer	2022	620,000	1,137,526	915,216	133,376	2,806,118
	2021	620,000	435,326	930,000	114,792	2,100,118

Roger Dankel, President of North American Sales of Simpson Strong-Tie Company Inc.	2022	484,100	566,907	484,100	30,500	1,565,607
	2021	484,100	276,989	470,000	29,000	1,260,089
	2020	470,000	464,731	470,000	28,975	1,433,706

Kevin Swartzendruber, Senior Vice President, Finance	2022	309,515	273,271	309,516	31,500	923,802
	2021	309,515	130,910	300,500	30,275	771,200
	2020	300,500	219,594	300,500	30,411	851,005
(1)
Amounts in this column for 2022 reflect the grant date fair value of the restricted stock units granted (or deemed granted) to the applicable NEO under the 2011 Incentive Plan in 2022. There were two kinds of restricted stock units granted to our NEOs in 2022: time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”). See “Executive Compensation Analysis - Long-Term Equity Awards” above. We determined the value of such awards to be included for 2022 by multiplying the target number of shares of our common stock that may become vested pursuant to the terms of the applicable awards (in the case of the 2021 PSUs, the target number for just the 2022 performance period for such award) by the fair value of our common stock as of the grant date in accordance with FASB Accounting Standards Codification Topic 718 “Compensation - Stock Compensation.” Our NEOs’ 2022 RSU and PSU awards were made on January 20, 2022 and fair value was calculated as $121.14 and $120.07 per share, respectively, based on the closing price of our common stock reported by the New York Stock Exchange (“NYSE”) at the close of trading on January 21, 2022, discounted for dividends that these awards did not participate in. Under SEC disclosure rules, the portion of the NEOs’ 2021 PSU awards that relate to the 2022 performance period are also reported in this column (because the performance goals for that portion of the 2021 PSUs were established during 2022), and fair value for these awards was calculated as $99.85 per share, based on the closing price of our common stock reported by the NYSE at the close of trading on January 22, 2021 (the grant date), discounted for dividends that these awards did not participate in. Grant date fair value for the remaining 2023 portion of the 2021 PSU awards granted in January 2021 will be reported in 2024 in the Summary Compensation Tables for the 2023 fiscal year, (because the performance goals for the 2023 portion of the 2021 PSUs will be established during 2023). Vesting of any portion of the 2021 PSUs is subject to the full 3-year performance period and based on the results of this performance period, the 2021 and 2022 portions (as well as the 2023 portion) may not vest at all. Assuming achievement of maximum performance, the value as of the grant date of the 2022 portion of the 2021 PSUs granted to Ms. Colonias and Messrs. Magstadt, Olosky, Dankel, and Swartzendruber would be $1,110,532, $254,418, $330,836, $210,484, and $99,451, respectively. Also, assuming achievement of maximum performance, the value as of the grant date of the 2022 PSUs granted to Ms. Colonias and Messrs. Magstadt, Olosky, Dankel, and Swartzendruber would be

2023 Proxy Statement	| 55

$3,086,279, $730,506, $1,259,774, $597,949, and $289,609, respectively. For a discussion of the valuation assumptions used in determining the grant date fair value of these awards see Note 6 “Stock-Based Compensation” to the Consolidated Financial Statements included in our Annual Report to Stockholders on Form 10-K for the period ended December 31, 2022.
(2)
Amounts in this column for 2022 reflect cash incentive compensation earned by the applicable NEO pursuant to the terms of our EOCPS Plan with respect to 2022 (regardless of the year in which such amounts were actually paid). Quarterly 2022 EOCPS awards received by our NEOs were earned in one quarter and paid in the following quarter. As a result, quarterly awards with respect to the fourth quarter of 2022, which were paid in the first quarter of 2023, are reflected for 2022. Annual 2022 EOCPS awards received by our NEOs were earned in 2022 and paid in 2023, but are reflected for 2022. See “Executive Compensation Analysis - Executive Officer Cash Profit Sharing (EOCPS) Awards” above.

(3)	Company contribution amounts, as well as certain other amounts included as 2022 “All Other Compensation” for our NEOs, are set forth in the table below.
	Profit sharing trust contribution and share of forfeitures ($)(a)	Charitable gift matching contributions ($)	Health Savings Account (HSA) Contributions ($)	Relocation Allowance ($)	Total ($)
Karen Colonias	30,500		500		31,000
Brian J. Magstadt	30,500		500		31,000
Michael Olosky	30,500			102,876	133,376
Roger Dankel	30,500				30,500
Kevin Swartzendruber	30,500	500	500		31,500
(a)
Amounts in this column include our contribution to the applicable NEO’s profit sharing trust account, pursuant to a defined contribution profit sharing trust plan we maintain for U.S.-based employees, including our NEOs, with respect to 2022 (regardless of the year in which such amounts were actually paid) in an amount equal to the sum of (i) 7% of the applicable NEO’s qualifying salary, which is subject to a 6-year vesting period and the NEO being employed at the beginning and end of the year, (ii) a quarterly safe harbor contribution equal to 3% of the applicable NEO’s qualifying salary, which is not forfeitable and fully vests when made, and (iii) a proportionate share of contributions from employees who terminated employment with us before such contributions fully vest; provided, however, that the profit sharing trust plan limits our contributions only to trust amounts deductible for federal income tax purposes under Section 404(a) of Internal Revenue Code and thus imposes a contribution limit of $30,500 for 2022. The contributions earned by the applicable NEO with respect to the fourth quarter of 2022, which were paid as of the first quarter of 2023, are reflected for 2022.

56 |	2023 Proxy Statement

 2022 Grants of Plan-Based Awards
The following table summarizes the cash awards opportunities granted to our NEOs during 2022 under our EOCPS Plan and the equity awards granted to our NEOs under our 2011 Incentive Plan.
		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Karen Colonias		206,000	824,000	1,648,000
	1/20/2022(5)				2,781	5,561	11,122		555,266
	1/20/2022				6,426	12,852	25,704		1,543,140
	1/20/2022							6,922	838,531
Brian J. Magstadt		66,306	265,225	530,450
	1/20/2022(5)				637	1,274	2,548		127,209
	1/20/2022				1,521	3,042	6,084		365,253
	1/20/2022							1,639	198,548
Michael Olosky		116,250	465,000	930,000
	1/20/2022(5)				829	1,657	3,314		165,418
	1/20/2022				2,623	5,246	10,492		629,887
	1/20/2022							2,825	342,221
Roger Dankel		60,513	242,050	484,100
	1/20/2022(5)				527	1,054	2,108		105,242
	1/20/2022				1,245	2,490	4,980		298,974
	1/20/2022							1,343	162,691
Kevin Swartzendruber		38,690	154,758	309,516
	1/20/2022(5)				249	498	996		49,725
	1/20/2022				603	1,206	2,412		144,804
	1/20/2022							650	78,741
(1)
Amounts in these columns reflect the threshold, target and maximum amounts that could become payable under the EOCPS Plan for each of our NEOs with respect to 2022. Actual amounts payable to our NEOs under the EOCPS Plan were determined based on the level at which our quarterly and annual operating income performance compared to pre-established goals for the applicable quarter or year. See “Executive Compensation Analysis - Executive Officer Cash Profit Sharing (EOCPS) Awards” above.

(2)
Amounts reflect the threshold, target and maximum number of performance-based restricted stock units (“PSUs”) regarding our shares of common stock that could be earned pursuant to the 2022 portion of our NEOs’ 2021 PSU awards (for which annual revenue growth and ROIC performance goals were set in 2022) and our NEOs’ 2022 PSU awards. Our NEOs’ PSU awards are subject to two types of performance goals: one set of goals based on our revenue growth, and another set of goals based on the return on our stockholders’ invested capital (which both exclude ETANCO for 2021 and 2022 performance periods). The threshold amounts are calculated, assuming that the threshold levels of both types of performance goals would be achieved. The actual amount of PSUs that could be earned pursuant to our NEOs’ 2022 PSU awards, therefore, could be less than the threshold amounts if only one of the threshold levels is achieved. In addition, no fractional shares will be issued pursuant to any PSU award. See “Compensation Discussion and Analysis - Long-Term Equity Awards - Our NEOs’ 2022 PSU Awards” above.

(3)
Amounts reflect the actual number of time-based restricted stock units (“RSUs”) of our shares of common stock granted as being subject to continued vesting. See “Executive Compensation Analysis - Long-Term Equity Awards - Our NEOs’ 2022 RSU Awards” above.

(4)
The amounts in this column reflect the grant date fair value of the equity awards granted to our NEOs in 2022 and the 2022 portion of the equity awards granted to our NEOs in 2021 computed in accordance with FASB Accounting Standards Codification Topic 718. The grant date fair value of the PSUs and RSUs granted to our NEOs in 2022 was calculated as $120.07 and $121.14 per share, respectively, based on the closing price of our common stock reported by the NYSE at the close of trading on January 21, 2022, discounted for dividends that these awards did not participate

2023 Proxy Statement	| 57

in. The grant date fair value for the 2022 portion of the PSUs granted to our NEOs in 2021 was calculated as $99.85 per share, based on the closing price of our common stock reported by the NYSE at the close of trading on January 22, 2021 (the grant date), discounted for dividends that these awards did not participate in.
(5)
Consistent with the requirements of FASB Topic 718, the reported amount represents the second portion of the NEOs’ 2021 PSU awards made on January 22, 2021 for which the grant date fair value was established on January 22, 2021. The performance goals for the 2022 performance period were set on January 20, 2022. Performance goals for the 2023 portion of the 2021 PSU awards won’t be established until 2023. The shares earned for this performance period, if any, are expected to vest in February 2024.

Grants made in 2022 are described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement. More information concerning the amount of base salary and incentive compensation in proportion to total compensation for the NEOs is provided under the section entitled “2022 NEO Compensation Mixes” of this Proxy Statement.
58 |	2023 Proxy Statement

 Outstanding Equity Awards at 2022 Fiscal Year End
As of December 31, 2022, our NEOs held the following restricted stock units awarded under the 2011 Incentive Plan:
		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Karen Colonias(4)	2/13/2020	2,395	212,341	47,904(5)	4,247,169
	1/22/2021	5,989	530,982	5,561(6)	493,038
	1/20/2022	6,922	613,705	18,413(6)	1,632,497

Brian J. Magstadt	2/13/2020	440	39,010	10,976(5)	973,132
	1/22/2021	1,373	121,707	1,274(6)	112,953
	1/20/2022	1,639	145,314	4,316(6)	382,657

Michael Olosky	1/22/2021	1,784	158,177	1,657(6)	146,910
	1/20/2022	2,825	250,465	6,903(6)	612,020

Roger Dankel	2/13/2020	364	32,272	9,080(5)	805,033
	1/22/2021	1,135	100,664	1,054(6)	93,448
	1/20/2022	1,343	119,070	3,544(6)	314,211

Kevin Swartzendruber	2/13/2020	172	15,250	4,288(5)	380,174
	1/22/2021	537	47,583	498(6)	44,153
	1/20/2022	650	57,629	1,704(6)	151,077
(1)
Vesting of restricted stock units may be accelerated under certain circumstances. See “Executive Compensation Analysis - Long-Term Equity Awards” above and “Potential Payments on Termination or Change in Control” below.

(2)	Represents RSUs, vesting in three equal annual installments beginning on the first anniversary of the vesting start date (as determined by the CLDC).
(3)	Calculated based on the $88.66 closing price of our common stock reported by the NYSE at the close of trading on December 30, 2022.
(4)
Ms. Colonias will continue to vest in her outstanding equity awards until June 30, 2023. In connection with her retirement on June 30, 2023, Ms. Colonias will receive retirement treatment under the existing terms and conditions of her then outstanding equity awards.

(5)	Represents actual number of PSUs vested based on actual performance for the three-year measurement period ending December 31, 2022.
(6)
Represents the target number of PSUs (in the case of the 2021 PSUs, just the portions for the 2021 and 2022 performance periods) that could vest subject to meeting the applicable performance goals over the three-year performance period commencing on January 1 of the calendar year in which the PSUs were granted. The number of PSUs that will actually vest will be determined following the performance period.

As of December 31, 2022, our NEOs did not hold outstanding options with respect to our common stock.
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2022 Option Exercises and Stock Vested
The following table provides information on the number of shares of our common stock that vested during 2022 under restricted stock units granted to each of our NEOs pursuant to the 2011 Incentive Plan:
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Karen Colonias	65,684	7,709,331
Brian J. Magstadt	17,024	1,998,107
Michael Olosky	892	104,694
Roger Dankel	14,085	1,653,156
Kevin Swartzendruber	6,656	781,215
(1)	Calculated by multiplying the number of shares that vested by the market value of such shares on the vesting date.
No 2022 Pension Benefits
We do not currently have any defined benefit deferred compensation programs, or supplemental executive retirement plans, in which our NEOs participate.
No 2022 Non-Qualified Deferred Compensation Plans
We do not currently maintain a non-qualified deferred compensation plan in which our NEOs participate.
Potential Payments Upon Termination or Change in Control
Our continuing NEOs are at-will employees, and we do not have a written employment agreement with any of them. We or our continuing NEOs can terminate the employment relationship at any time, for any reason, with or without cause.
We generally do not offer any severance payments or pay benefits after termination of employment. As discussed above under “Executive Compensation Analysis - Long-Term Equity Awards,” the vesting of an NEO’s outstanding restricted stock units, or a portion thereof, may accelerate on, following or in connection with (1) retirement after reaching certain age and service tenure conditions, (2) death, (3) disability or (4) certain situations linked to a change in our control or a sale of our assets. On, following, or in connection with the applicable NEO’s death, disability or retirement after reaching certain age and/or service tenure conditions, or a change in control or asset sale related situation, in each case assumed to have occurred on December 31, 2022, the potential payments that would be provided to each of our NEOs would be as follows:
	Estimated Payments and Benefits of Accelerated Restricted Stock Units in Connection With
	Retirement(1)(2) ($)	Death(1) ($)	Disability(1) ($)	Change in Control(1)(3) ($)
Karen Colonias(4)	1,357,030	9,855,268	9,855,268	9,855,268
Brian J. Magstadt	306,054	2,270,405	2,270,405	2,270,405
Michael Olosky		1,926,493	1,926,493	1,926,493
Roger Dankel	251,972	1,872,322	1,872,322	1,872,322
Kevin Swartzendruber		891,122	891,122	891,122
(1)
Calculated based on the actual number of PSUs vested under the 2020 outstanding equity awards and the target number of PSUs that could vest under the 2021 and 2022 outstanding equity awards (in the case of the 2021 PSUs, just the portion of the award with 2021 and 2022 performance periods), multiplied by the $88.86 closing price of our common stock reported by the NYSE at the close of trading on December 30, 2022. No material conditions or obligations are currently expected to apply to the receipt of payments on any accelerated vesting of equity awards granted to our NEOs.

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(2)	As of December 31, 2022, Ms. Colonias, Mr. Magstadt, and Mr. Dankel were the only NEOs eligible for retirement with respect to certain of their equity awards.
(3)	Includes potential payments in connection with a sale of our assets.
(4)
In connection with stepping down from the position of Chief Executive Officer on December 31, 2022, Ms. Colonias is remaining employed as an Executive Advisor to the Company to assist with the CEO transition until June 30, 2023, and will continue to serve as a member of the Board until the 2023 Annual Meeting. In her role as an Executive Advisor, Ms. Colonias will continue to receive a base salary at an annual rate of $824,000, will continue to participate in our health and welfare arrangements, and will continue to vest in her outstanding equity awards until June 30, 2023. In connection with her retirement on June 30, 2023, Ms. Colonias will receive retirement treatment under the existing terms and conditions of her then outstanding equity awards.

To increase the compatibility of the PSU and RSU awards with the Internal Revenue Code Section 409A and avoid potential negative tax implications for the recipient and the Company, our NEOs’ grant agreements provide that, in case the applicable NEO’s RSU awards vest ahead of schedule and are determined by the CLDC to be subject to Section 409A, they may only be paid out in the enumerated situations as allowed under Section 409A. In particular, in case the applicable NEO is a specified employee under Section 409A, his or her RSU awards cannot be paid out until the date that is six months after the employee’s separation of service, which generally is when the employee completely stops working for the Company and its subsidiaries. Similarly, irrespective of when the PSU awards vest, they may only be paid out following the last day of the applicable vesting period after the performance-measurement period has concluded. In addition, while still providing for early vesting in case of death or disability, our NEOs’ grant agreements provide that, for the PSU or RSU awards to vest ahead of schedule, an NEO may retire at age 55, but only after having worked at the Company or its subsidiaries for 15 years. For each year, however, that the recipient delays his or her retirement after reaching age 55, he or she may work one year less and still retire with accelerated vesting.
The 2011 Incentive Plan defines “change in control” as any of the following transactions: (1) the consummation of a consolidation or merger of the Company in which the Company is not the surviving corporation; (2) the consummation of a reverse merger in which the Company is the surviving corporation but the shares of our common stock outstanding immediately preceding such reverse merger are converted by virtue of such reverse merger into other property, whether securities, cash or otherwise; or (3) the approval by our stockholders of a plan or proposal for the dissolution and liquidation of the Company; provided that a “change in control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions immediately following which the record holders of our common stock immediately before such transaction or transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Company immediately thereafter. Our NEOs’ grant agreements use a broader definition, “sale event,” to encompass both change in control and asset sale situations, and therefore override the 2011 Incentive Plan with respect to any change in control of the Company affecting the awards thereunder.
To provide a double-trigger mechanism as recommended by our stockholders, under our NEOs’ grant agreements, for any PSU or RSU award to vest ahead of schedule upon a sale event, the applicable NEO’s employment or engagement with the Company and its subsidiaries (or the acquiring, surviving or resulting entity) will first need to be terminated, either by the officer for good reason or by his or her employer without cause within two years from the sale event. Our NEOs’ grant agreements use standard definitions for what constitutes good reason or cause that can typically be found in employment agreements. Under our NEOs’ grant agreements, before an NEO may quit for good reason, he or she will first need to provide written notice within 90 days of the underlying incident and inform his or her employer about the reason. In addition, the employer has up to 30 days to cure following such notice. Similarly, for the Company, a subsidiary thereof, or the acquiring, surviving or resulting entity to terminate an NEO with cause, which results in forfeiture of the NEO’s PSU or RSU awards, the employer will need to provide notice and the NEO has up to 15 days to cure. In case of early vesting of our NEOs’ PSU awards, shares thereunder that could eventually vest in favor of the officer will be prorated based on the early-vesting date and the date when the applicable vesting period is scheduled to expire.
The 2011 Incentive Plan provides that on a change in control, if the surviving or resulting entity refuses to continue our NEOs’ PSU or RSU awards and does not substitute similar awards, and if the nature and terms of employment or engagement, including compensation and benefits, of the applicable NEO will change significantly as a result of the change in control, then the awards will vest ahead of schedule. The 2011 Incentive Plan, however, allows individual
2023 Proxy Statement	| 61

grant agreements to alter this default arrangement. Our NEOs’ grant agreements do not change the default rule under the 2011 Incentive Plan but additionally provide that, in the case of an asset sale, the PSU or RSU awards will vest ahead of schedule in certain situations, including where a recipient is not subsequently employed or engaged by the surviving or resulting entity or the successor to the business or there is a significant change in the nature and terms of the subsequent employment or engagement of the recipient.
62 |	2023 Proxy Statement

Pay Versus Performance
As required by the new pay versus performance (“PVP”) rules adopted by the SEC in August 2022 and in effect for the first time for this Proxy Statement, the following Pay Versus Performance table (“PVP Table”) provides SEC-required information about compensation for 2022 for this Proxy Statement’s NEOs, as well as our named executive officers from our 2022 and 2021 Proxy Statements (each of 2020, 2021 and 2022, a “Covered Year”). We refer to all of the named executive officers covered in the PVP Table below, collectively, as “NEOs”. The PVP Table also provides information about the results for certain measures of financial performance during those same Covered Years.

Year (a)	Summary Compensation Table Total Compensation for CEO(1) (b)	Compensation Actually Paid to CEO ($)(2)(3) (c)	Average SCT Total Compensation for Other NEOs ($)(1) (d)	Average Compensation Actually Paid to Other NEOs ($)(2)(3) (e)	Value of Initial Fixed $100 Investment Based On		Net Income($) (h)	Operating Income ($)(6) (i)
					Cumulative TSR($) (4) (f)	Peer Group Cumulative TSR($)(5) (g)
2022	5,413,738	2,256,634	1,767,501	1,201,620	113.65	134.84	333,995,000	520,430,099
2021	3,914,701	14,118,964	1,290,442	2,556,158	176.50	185.73	266,447,000	426,491,332
2020	4,880,856	8,876,953	1,257,524	2,265,656	117.53	124.08	187,000,000	326,008,984
(1)
Karen Colonias was our principal executive officer, as our CEO, for the full year for each Covered Year. For 2022, our Other NEOs were Brian Magstadt, Michael Olosky, Roger Dankel and Kevin Swartzendruber. For 2021, our Other NEOs were Brian Magstadt, Michael Olosky, Roger Dankel, Kevin Swartzendruber and Terry Hammons. For 2020, our Other NEOs were Brian Magstadt, Roger Dankel, Kevin Swartzendruber and Terry Hammons.

(2)
For each Covered Year, in determining both the “compensation actually paid” (or “CAP”) to our CEO and the average CAP to our Other NEOs for purposes of this PVP Table, we deduced from or added back to the total amounts of compensation reported in column (b) and column (d) for such Covered Year the following amounts:

Item and Value Added (Deducted)	2022	2021	2020
For CEO:
- SCT “Stock Awards” column value	$(2,936,937)	$(1,461,201)	$(2,451,381)
+ Covered Year-end fair value of outstanding equity awards granted in Covered Year	$ 1,753,163	$ 3,569,232	$ 2,797,893
+/- change in fair value (from prior year-end to Covered year-end) of equity awards outstanding at Covered Year-end granted prior to Covered Year	$(3,678,468)	$ 5,154,604	$1,262,642
+/- change in fair value (from prior year-end to vesting date in Covered Year) of equity awards granted prior to Covered Year vested in Covered Year	$ 1,705,138	$ 2,941,628	$ 2,386,943
TOTAL ADDED/(DEDUCTED):	$(3,157,104)	$10,204,263	$ 3,996,097
For Other NEOs (Average):
- SCT “Stock Awards” column value	$ (667,179)	$ (267,293)	$ (368,889)
+ Covered Year-end fair value of outstanding equity awards granted in Covered Year	$ 408,745	$ 657,273	$ 421,109
+/- change in fair value (from prior year-end to Covered Year-end) of equity awards outstanding at Covered Year-end granted prior to Covered Year	$ (552,532)	$ 563,945	$ 213,933
+/- change in fair value (from prior year-end to vesting date in Covered Year) of equity awards granted prior to Covered Year vested in Covered Year	$ 245,084	$ 432,154	$ 741,980
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	$ —	$ (120,364)	$ —
TOTAL ADDED/(DEDUCTED):	$ (565,882)	$ 1,265,715	$ 1,008,133
(3)	Fair value of equity awards was computed in accordance with the Company’s methodology used for financial reporting purposes.
(4)
For each Covered Year, our total shareholder return was calculated as the yearly percentage change in our cumulative total shareholder return on our common stock, par value $0.01 per share, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for a period beginning with our closing price on NYSE on December 31, 2019

2023 Proxy Statement	| 63

through and including the last day of the Covered Year (each one-year, two-year and three-year periods, a “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between our closing stock price at the end versus the beginning of the Measurement Period, divided by (b) our closing share price at the beginning of the Measurement Period. Each of those yearly percentage changes was then applied to a deemed fix investment of $100 at the beginning of the Measurement Period to produce the Covered Year-end values of such investment as of the end of 2022, 2021 and 2020, as applicable. Because Covered Years are presented in the table in reverse chronical order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.
(5)
For purposes of this pay versus performance disclosure, our peer group is the Dow Jones U.S. Building Materials & Fixtures Index (the “Peer Group”). For each Covered Year, our Peer Group cumulative total shareholder return was calculated based on a deemed fixed investment of $100 through the Measurement Period, assuming dividend reinvestment for the Peer Group.

(6)
For purposes of this PVP Table, our Operating Income results were calculated substantially as described above in our Compensation Discussion and Analysis. Please see the “Compensation Discussion & Analysis” section in this Proxy Statement for a detailed description of our NEO compensation programs and more information on the calculation of Operating Income and these PVP Table results.

The following charts provide, across the Covered Years, (1) a comparison between our cumulative total shareholder return and the cumulative total shareholder return of the Peer Group, and (2) illustrations of the relationships between (A) the executive compensation actually paid to the CEO and the average of the executive compensation actually paid to our Other NEOs (in each case as set forth in the PVP Table above) and (B) each of the performance measures set forth in columns (f), (h) and (i) of the PVP Table above. We do not use net income to determine compensation levels or incentive plan payouts.

Relationship of Compensation Actually Paid to
TOTAL SHAREHOLDER RETURN
Compensation Actually Paid
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Total Shareholder Return
$200.00
$150.00
$100.00
$50.00
$0.00
2020
2021
2022
CEO Compensation Actually Paid
Average Other NEO Compensation Actually Paid
Company TSR
Peer Group TSR

64 |	2023 Proxy Statement

Relationship of Compensation Actually Paid to
NET INCOME
2020
2021
2022
Compensation Actually Paid
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Net Income (dollars in millions)
$400.00
$350.00
$300.00
$250.00
$200.00
$150.00
CEO Compensation Actually Paid
Average Other NEO Compensation Actually Paid
Net Income

Relationship of Compensation Actually Paid to
OPERATING INCOME
Compensation Actually Paid
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$600.00
$500.00
$400.00
$300.00
$200.00
$100.00
$0.00
Operating Incoem (dollars in millions)
2020
2021
2022
CEO Compensation Actually Paid
Average Other NEO Compensation Actually Paid
Operating Income

 2022 Financial Performance Measures

The following list provides what we believe represent the most important financial performance measures (including Operating Income) we used to link CAP for our CEO and Other NEOs for 2022 to our performance for 2022:
The three financial performance measures that we believe represent the most important financial performance measures used to link compensation actually paid to our named executive officers for fiscal 2022 to our performance are (1) operating income; (2) revenue: and (3) ROIC. Please see the “Compensation Discussion & Analysis” section in this Proxy Statement for a detailed description of our NEO compensation programs.
2023 Proxy Statement	| 65

CEO Pay Ratio

We believe our executive compensation to be reasonable and unbiased to motivate our employees to create stockholder value. We are committed to internal pay equity, and the CLDC monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive. The CLDC reviewed a comparison of CEO pay to the pay of all our employees in 2022.
81:1 CEO Pay Ratio
Our CEO to median employee pay ratio disclosed in this Proxy Statement is calculated pursuant to Item 402(u) of Regulation S-K. For purposes of this disclosure, we have used the same median employee that we used to determine the pay ratio disclosed in our 2022 proxy statement, because there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.
As permitted under SEC rules, we excluded from our employee population consideration 561 associates who became employees of the Company during fiscal 2022 due to the acquisition of ETANCO.
In 2020, we identified the median employee by examining the 2020 annual total compensation (as defined under Item 402(u)), based on our payroll records, for all individuals (excluding our CEO) who were employed by us, including our consolidated subsidiaries, on December 31, 2020. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We also used widely recognized tests that the Company would otherwise use to determine whether its workers are employees (including the relevant employment or tax law standards and recognized tests under the laws of foreign countries normally used to determine whether local workers in such countries are employees). We did not make any assumptions, adjustments, or estimates with respect to the calculation of total compensation, except we annualized the base salary pay for any full-time employees that were not employed by us for the entire 2020 payroll year. We used the average foreign exchange rate for all of 2020 when calculating total compensation for non-U.S. based employees. We calculated annual total compensation for such employees using the same methodology that we use for our named executive officers as set forth in the 2022 Summary Compensation Table above.
In calculating our CEO pay ratio for 2022, we determined that our CEO’s 2022 annual total compensation was $5,413,738, and our median employee’s 2022 annual total compensation was $66,919. In each case, annual total compensation was calculated by totaling all applicable elements of compensation for 2022 in accordance with Item 402(c)(2)(x) of Regulation S-K. As a result, for 2022, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries was approximately 81 to 1(1). We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described above.
(1)
This CEO Pay Ratio reflects the total compensation of the CEO including the 2022 portion of the 2021 PSUs, as reflected in the 2022 Summary Compensation Table above. If all portions of the 2021 PSUs were included in the CEO’s 2021 compensation (which was the case for prior years), this ratio would have instead been 73:1.

66 |	2023 Proxy Statement

AUDITOR AND AUDIT AND FINANCE COMMITTEE MATTERS

ITEM 4
Ratification of Appointment of Independent Registered Public Accounting Firm for Year Ending December 31, 2023
The Audit and Finance Committee of our Board is directly responsible for the appointment, compensation (including approval of audit and non-audit fees) and evaluation of the independent registered public accounting firm that audits our financial statements and internal control over financial reporting. Our Board has ratified the decision of the Audit and Finance Committee to appoint Grant Thornton LLP (“Grant Thornton”) to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2023. Although we are not required to seek stockholder approval of this appointment, it has been our practice to do so. No determination has been made as to what action the Audit and Finance Committee or the Board would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit and Finance Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit and Finance Committee concludes such a change would be in the best interests of Simpson. Representatives of Grant Thornton will attend the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.
 AUDIT AND FINANCE COMMITTEE EVALUATION
The Audit and Finance Committee annually evaluates the performance of Simpson’s independent registered public accounting firm, and determines whether to reappoint the current accounting firm or consider other firms.
Based on its evaluation, the Audit and Finance Committee believed the reappointment of Grant Thornton for fiscal year 2023 was in the best interests of Simpson and our stockholders. In determining whether to reappoint Grant Thornton for fiscal year 2023, the Audit and Finance Committee considered a number of factors, including the quality of Grant Thornton’s audit and non-audit work, based on its oversight of the firm’s work product, Grant Thornton’s reports on its quality controls and its performance during 2022, external data on Grant Thornton’s audit quality and performance, the appropriateness of Grant Thornton’s fees, and Grant Thornton’s written disclosures and independence letter required by the Public Company Accounting Oversight Board, or PCAOB. The Audit and Finance Committee determined the continued engagement of Grant Thornton is in the best interests of Simpson and our stockholders. The Board concurred, and ratified the Audit and Finance Committee’s appointment of Grant Thornton to serve as our independent public accounting firm for the year ending December 31, 2023.
Our Board of Directors recommends that stockholders vote “FOR” the ratification of appointment of Grant Thornton LLP.
2023 Proxy Statement	| 67

 REPORT OF THE AUDIT AND FINANCE COMMITTEE
In accordance with the Audit and Finance Committee Charter, the Audit and Finance Committee assists the Board in fulfilling its responsibility for oversight of the integrity of the accounting, auditing and financial reporting practices of the Company. Each member of the Audit and Finance Committee is “independent” as required by the applicable listing standards of the NYSE and the rules of the SEC. During the fiscal year ended December 31, 2022, the Audit and Finance Committee met 10 times, and the Audit and Finance Committee reviewed and discussed the financial information contained in the Company’s Annual Report on Form 10-K, interim financial information contained in the Company’s Quarterly Reports on Forms 10-Q, and discussed press releases announcing earnings with the Company’s Chief Financial Officer and the independent registered public accounting firm prior to public release.
The Audit and Finance Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Company’s independent registered public accounting firm. The Audit and Finance Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has primary responsibility for the financial statements and reporting process, including the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board.
In connection with the responsibilities set forth in its charter, the Audit and Finance Committee has:
•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management and Grant Thornton, the Company’s independent registered public accounting firm;
•
discussed with Grant Thornton the matters required to be discussed by the Auditing Standard No. 16, Communications with Audit and Finances, which superseded the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
received the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit and Finance Committee concerning independence, and has discussed with Grant Thornton its independence.

The Audit and Finance Committee also considered, as it determined appropriate, tax matters and other areas of financial reporting and the audit process over which the Audit and Finance Committee has oversight.
Based on the Audit and Finance Committee’s review and discussions described above, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Philip Donaldson, Chair
James Andrasick
Celeste Volz Ford
Kenneth Knight
68 |	2023 Proxy Statement

 PRINCIPAL ACCOUNTING FEES AND SERVICES
For the years ended December 31, 2022 and 2021, the fees accrued or paid to our current principal independent registered public accounting firm, Grant Thornton, were as follows:
	2022 ($)(1)	2021 ($)(1)
Audit Fees(2)	2,530,000	2,150,000
Audit-Related Fees	—	—
Tax Fees(3)	116,000	44,000
All Other Fees(4)	80,000	10,000
Total	2,726,000	2,204,000
(1)	Represents approved fees for Grant Thornton as our current principal independent registered public accounting firm attributable to January 1 through December 31 of the respective year.
(2)
Audit fees consist of the aggregate fees billed for professional services rendered for the audit of our annual financial statements included in our Annual Reports on Form 10-K and the review of financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements for those years. Audit fees for 2022 include approximately $0.3 million for incremental audit work associated with the acquisition of ETANCO.

(3)
Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning. We incurred tax fees primarily for tax compliance in Australia, New Zealand and Hong Kong.

(4)
Other fees consist of the aggregate fees billed for professional services rendered for rationalizing the Company’s legal structure and compliance issues. We incurred other fees primarily for merging the Company’s legal entities in Denmark.

The Audit and Finance Committee must pre-approve fees to be paid to our principal independent registered public accounting firm before it begins work. The Audit and Finance Committee pre-approved all fees and services for Grant Thornton’s work in 2022 and 2021. The Audit and Finance Committee has determined that the fees for services rendered were compatible with maintaining the independence of Grant Thornton. For additional information concerning the Audit and Finance Committee and its activities with our principal independent registered public accounting firm, see “Report of the Audit and Finance Committee” above.
2023 Proxy Statement	| 69

STOCK OWNERSHIP INFORMATION
 SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the number of shares of our common stock beneficially owned as of January 31, 2023 by each director, each NEO and all of our directors and executive officers as a group, including shares that those persons have the right to acquire beneficial ownership of within 60 days of January 31, 2023.
Name	Total Shares Beneficially Owned(1)(2)
James S. Andrasick	7,123
Jennifer A. Chatman	14,489
Karen Colonias(3)	96,165
Gary M. Cusumano(4)	22,789
Roger Dankel	40,234
Philip E. Donaldson	6,141
Celeste Volz Ford	14,235
Kenneth Knight	1,589
Robin G. MacGillivray	13,014
Brian J. Magstadt	27,159
Michael Olosky	3,316
Kevin Swartzendruber	12,258
All directors and executive officers as a group (16 persons)	276,595
(1)
Shares beneficially owned by each individual in all cases constituted less than one percent of the outstanding shares of common stock on January 31, 2023, as determined in accordance with Rule 13d-3(d)(1) under the Exchange Act. Shares beneficially owned by all directors and executive officers as a group constituted approximately 0.65% of the outstanding shares of common stock on January 31, 2023.

(2)	Includes shares of common stock that the director or executive officer has the right to acquire within 60 days on the vesting of restricted stock units, as follows:
James S. Andrasick	—
Jennifer A. Chatman	—
Karen Colonias	55,601
Gary M. Cusumano	—
Roger Dankel	10,550
Philip E. Donaldson	—
Celeste Volz Ford	—
Kenneth Knight	—
Robin G. MacGillivray	—
Brian Magstadt	12,758
Michael Olosky	1,833
Kevin Swartzendruber	4,988
All directors and executive officers as a group (16 persons)	91,406
(3)	Includes 33,920 shares held by a family trust for which Ms. Colonias shares voting power.
(4)	Includes 5,800 shares held by a family trust for which Mr. Cusumano shares voting power.
70 |	2023 Proxy Statement

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table furnishes information concerning all persons known by us to beneficially own 5% or more of our outstanding shares of common stock as of the dates set forth in the footnotes to the table, which is our only class of voting stock outstanding:
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	5,000,908(2)	11.70%
Common Stock	Kayne Anderson Rudnick Investment Management LLC 1800 Avenues of the Stars, 2nd Floor Los Angeles, CA 90067	4,501,027(3)	10.57%
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	4,122,607(4)	9.68%
(1)	The ownership percentages set forth in this column are based on the assumption that each beneficial owner continued to own the number of shares reflected in the table on March 16, 2023.
(2)
Based solely on Amendment No. 14 to a report on Schedule 13G filed with the SEC on January 23, 2023 by BlackRock, Inc. (“BlackRock”), BlackRock had sole voting power over 4,941,081 shares of Simpson Common Stock, shared voting power over no shares of Simpson Common Stock, sole dispositive power over 5,000,908 shares of Simpson Common Stock and shared dispositive power over no shares of Simpson Common Stock.

(3)
Based solely on Amendment No. 4 to a report on Schedule 13G filed with the SEC on February 14, 2023 by Kayne Anderson Rudnick Investment Management LLC (“Kayne Anderson”), Kayne Anderson had sole voting power over 2,945,757 shares of Simpson Common Stock, shared voting power over 1,048,444 shares of Simpson Common Stock, sole dispositive power over 3,452,583 shares of Simpson Common Stock and shared dispositive power over 1,048,444 shares of Simpson Common Stock.

(4)
Based solely on Amendment No. 10 to a report on Schedule 13G filed with the SEC on February 9, 2023 by The Vanguard Group (“Vanguard”), Vanguard had sole voting power over no shares of Simpson Common Stock, shared voting power over 71,931 shares of Simpson Common Stock, sole dispositive power over 4,007,620 shares of Simpson Common Stock and shared dispositive power over 114,987 shares of Simpson Common Stock.

 EQUITY COMPENSATION PLAN INFORMATION
The following table provides information, as of December 31, 2022, regarding the number of shares subject to outstanding awards and the amount available for future issuance under the current equity compensation plans maintained by the Company, our 2011 Incentive Plan. All stock awards are in the form of grants of RSUs. One RSU converts into one share of company stock upon vesting.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	350,860	$ —	4,717,842
Equity compensation plans not approved by security holders	—	—	—
Total	350,860	$ —	4,717,842
2023 Proxy Statement	| 71

OTHER INFORMATION
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF  STOCKHOLDERS AND VOTING
What is the purpose of these proxy materials?
As more fully described in the Notice, the Board of Simpson has made these materials available to you in connection with the Annual Meeting, which will take place virtually on April 26, 2023 at 10:00 a.m., Pacific Daylight Time via live webcast at www.virtualshareholdermeeting.com/SSD2023. We will mail the Notice to our stockholders beginning on March 16, 2023, and our proxy materials will be posted on the website referenced in the Notice on that same date. Simpson, on behalf of its Board, is soliciting your proxy to vote your shares at the Annual Meeting. We solicit proxies to give all stockholders of record an opportunity to vote on matters that will be presented at the Annual Meeting. In this Proxy Statement you will find information on these matters, which is provided to assist you in voting your shares.
Who will pay for the cost of this proxy solicitation?
We will bear all expenses incurred in connection with this proxy solicitation, which we expect to conduct primarily by mail. In addition, our officers and regular employees may solicit your proxy by telephone, by facsimile transmission or in person, for which they will not be separately compensated. If your shares are held through a broker or other nominee (i.e., in “street name”) and you have requested printed versions of these materials, we have requested that your broker or nominee forward this Proxy Statement to you and obtain your voting instructions, for which we will reimburse them for reasonable out-of-pocket expenses.
Who is entitled to vote at the Annual Meeting?
Our Board selected March 2, 2023 (the “Record Date”) as the record date for determining stockholders entitled to vote at the Annual Meeting. This means that if you owned shares of our common stock on the Record Date, you may vote your shares on the matters to be considered by our stockholders at the Annual
Meeting. There were 42,662,967 shares of our common stock outstanding on the Record Date. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the meeting.
Who may attend the Annual Meeting?
We will be hosting the meeting via live webcast only. Any stockholder can attend the virtual annual meeting live online at www.virtualshareholdermeeting.com/ SSD2023. The meeting will start at 10:00 a.m. Pacific Daylight Time on April 26, 2023. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to participate in the meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/SSD2023. We recommend that you log in a few minutes before 10:00 a.m. Pacific Daylight Time on April 26, 2023 to ensure you are logged in when the meeting starts. The webcast will open 5 minutes before the start of the meeting.
72 |	2023 Proxy Statement

What is the difference between holding shares as a stockholder of record and as a beneficial owner through a brokerage account or other arrangement with a holder of record?
If your shares are registered in your name with Simpson’s transfer agent and registrar, Computershare Trust Company N.A., you are the “stockholder of record” of those shares. The Notice and the proxy materials have been provided or made available directly to you by Simpson.
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” but not the holder of record of those shares, and the Notice and the proxy materials have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.
How do I cast my vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote (a) online during the meeting, or (b) in advance of the meeting by proxy through the internet, over the telephone, or by using a proxy card that you may request. Whether or not you plan to attend the meeting, we urge you to vote in advance of the meeting by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded.
•
To vote online during the meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/SSD2023, starting at 10:00 a.m. Pacific Daylight Time on April 26, 2023. The webcast will open 5 minutes before the start of the meeting.

•	To vote online before the meeting, go to www.proxyvote.com.
•	To vote by telephone before the meeting, call 1-800-690-6903.
•	To vote by mail before the meeting, simply complete, sign and date the proxy card that you may request and return it promptly in the envelope provided.
If we receive your vote by internet or phone or your signed proxy card up until 11:59 p.m. Eastern Daylight Time on April 25, 2023, the day before the meeting, we will vote your shares as you direct. To vote, you will need the control number in the Notice, on your proxy card or in the instructions that accompanied the proxy materials.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should receive a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the meeting, you must follow the instructions from your broker, bank or other agent.
Why did I receive more than one Notice or Proxy Statement and Proxy Card or voting instruction form?
You may receive more than one Notice, Proxy Statement, Proxy Card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares of common stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to each of your accounts in order to vote all your shares.
What is “householding”?
SEC rules regarding the delivery of the Notice of Internet Availability of Proxy Materials, proxy statements and annual reports permit us, in specified circumstances, to deliver a single set of these materials to any address at which two or more stockholders reside. This method of delivery, often referred to as “householding,” will reduce the amount of duplicative information that stockholders receive and lower printing and mailing costs for us. Each stockholder will continue to receive a separate proxy card. We have delivered only one Notice of Internet Availability of Proxy Materials to eligible stockholders
2023 Proxy Statement	| 73

who are the beneficial owner of shares who share an address, unless contrary instructions were received from any such stockholder prior to the mailing date. We will deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of such document was delivered. Any stockholder who would like to receive a separate copy of the Notice of Internet Availability of Proxy Materials should submit this request to Simpson’s Corporate Secretary: (1) at the following address: Simpson Manufacturing Co., Inc., 5956 W. Las Positas Boulevard, Pleasanton, California 94588, Attn: Corporate Secretary; or (2) by calling (925) 560-9000. Beneficial owners sharing an address who receive multiple copies of the Notice of Internet Availability of Proxy Materials and who would like to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of such document be mailed to all stockholders at the shared address in the future.
What can I do if I change my mind after I vote?
If you are a stockholder of record, you may change your vote by written notice to our Corporate Secretary, by granting a new proxy before the Annual Meeting or by voting in person at the Annual Meeting. Unless you attend the meeting and vote your shares online during the meeting, you should change your vote before the meeting using the same method (by Internet, telephone or mail) that you first used to vote your shares. That way, the inspector of election for the meeting will be able to verify your latest vote.
If you are the beneficial owner, but not the holder of record, of shares, you should follow the instructions in the information provided by your broker or nominee to change your vote before the meeting.
What is a broker non-vote?
If you are a beneficial owner whose shares are held of record by a broker or other holder of record, you must instruct the broker or other holder of record how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker or other holder of record can include your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the NYSE. For this Annual Meeting, if you are a beneficial owner whose shares are held by a broker or other holder of record, your broker or other holder of record has discretionary voting authority under NYSE rules to vote your shares on the ratification of the appointment of Grant Thornton, even if it has not received voting instructions from you. However, such holder does not have discretionary authority to vote on the election of directors, the advisory vote to approve named executive officer compensation, or the advisory vote on the frequency of future advisory votes to approve named executive officer compensation without instructions from you, in which case a broker non-vote will result and your shares will not be voted on those matters.
What is the quorum for the Annual Meeting?
The Annual Meeting will be held only if a quorum exists. The presence at the meeting, in person or by proxy, of holders of a majority of our outstanding shares of common stock as of the Record Date will constitute a quorum. If you attend the meeting or vote your shares by Internet, telephone or mail, your shares will be counted toward a quorum, even if you abstain from voting on a particular matter. Broker non-votes will be treated as present for the purpose of determining a quorum.
Which items will be voted on at the Annual Meeting?
At the Annual Meeting, we are asking you to vote on the following:
•
the election of James S. Andrasick, Jennifer A. Chatman, Gary M. Cusumano, Philip E. Donaldson, Celeste Volz Ford, Kenneth D. Knight, Robin G. MacGillivray and Michael Olosky to our Board of Directors, for a one year term expiring in 2024 at our next annual meeting;

•	the advisory vote to approve named executive officer compensation;
•	the advisory vote to approve the frequency of future advisory votes to approve named executive officer compensation; and
74 |	2023 Proxy Statement

•	the ratification of our Audit and Finance Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2023.
We are not aware of any other matters that may be presented or acted on at the Annual Meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the meeting.
What are the Board’s voting recommendations?
For the reasons set forth in more detail previously in this Proxy Statement, our Board recommends a vote:
•	FOR the election of each director nominee;
•	FOR the advisory vote to approve named executive officer compensation;
•	FOR a “1 YEAR” frequency for future advisory votes to approve named executive officer compensation; and
•	FOR the ratification of our Audit and Finance Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2023.
Is my proxy revocable?
A stockholder of record who has properly executed and delivered a proxy may revoke such proxy at any time before the Annual Meeting in any of the four following ways:
○	timely complete and return a new proxy card bearing a later date;
○	vote on a later date by using the Internet or telephone;
○	deliver a written notice to our Corporate Secretary prior to the Annual Meeting by any means, including facsimile, stating that your proxy is revoked; or
○	attend the meeting and vote during the meeting.
If your shares are held of record by a bank, broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker in accordance with such broker’s procedures.
What are the voting requirements to elect the Directors and to approve each of the proposals discussed in this Proxy Statement?
Each proposal requires the affirmative vote of a majority of our outstanding shares present in person or represented by proxy at the meeting and entitled to vote and actually voting on the matter. Because votes withheld in the election of any director, abstentions and broker non-votes are not actual votes with respect to a proposal, they will have no effect on the outcome of the vote on any proposal.
Our Corporate Governance Guidelines provide that, in an uncontested election of directors, the Board expects any incumbent director nominee who does not receive “FOR” votes by a majority of shares present in person or by proxy and entitled to vote and either voting “FOR” or registering a decision to withhold a vote with respect to the election of such director to promptly tender his or her resignation to the Nominating and ESG Committee, subject to acceptance by our Board. Any shares subject to broker non-votes shall not be considered in making any determination pursuant to the immediately preceding sentence. The Nominating and ESG Committee will then make a recommendation to the Board with respect to the director nominee’s resignation and the Board will promptly consider the recommendation and take appropriate action.
What happens if I do not specify a choice for a proposal when returning a proxy or do not cast my vote?
You should specify your choice for each proposal on your proxy card or voting instruction form. Shares represented by proxies will be voted in accordance with the instructions given by the stockholders.
If you are a stockholder of record and your proxy card is signed and returned without voting instructions, it will be voted according to the recommendations of our Board. If you do not return your proxy card or cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
2023 Proxy Statement	| 75

If you are the beneficial owner, but not the holder of record, of shares and fail to provide voting instructions, your broker or other holder of record is permitted to vote your shares on the ratification of Grant Thornton as our independent registered public accounting firm. However, absent instructions from you, your broker or other holder of record may not vote on the election of directors, the advisory vote to approve named executive officer compensation, or the advisory vote on the frequency of future advisory votes to approve named executive officer compensation, and no votes will be cast on your behalf for those matters.
Is my vote confidential?
All voted proxies and ballots will be handled in a manner intended to protect your voting privacy as a stockholder. Your vote will not be disclosed except:
•	to meet any legal requirements;
•	in limited circumstances such as a proxy contest in opposition to our Board;
•	to permit independent inspectors of election to tabulate and certify your vote; or
•	to respond to your written comments on your proxy card.
 STOCKHOLDERS’ PROPOSALS
Submission of Future Stockholder Proposals and Nominations for Director
Stockholder Proposals for 2024
Proxy Statement. SEC rules permit stockholders to submit proposals for inclusion in the Company’s proxy statement if the stockholder and proposal meet the requirements specified in Rule 14a-8 of the Exchange Act.
•
Where to send Stockholder Proposals. Any stockholder proposal intended to be considered for inclusion in the Company’s proxy materials for the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) must comply with the requirements of Rule 14a-8 of the Exchange Act and be submitted in writing by notice delivered to the Corporate Secretary, located at Simpson Manufacturing Co., Inc., 5956 W. Las Positas Blvd., Pleasanton, California 94588.

•
Deadline for Stockholder Proposals. Stockholder proposals submitted pursuant to Rule 14a-8 must be received at our principal executive offices at least 120 days before the anniversary of the mailing of the prior year’s proxy material (i.e., by November 17, 2023), unless the date of our 2024 Annual Meeting is changed by more than 30 days from April 26, 2024 (the one-year anniversary date of the 2023 Annual Meeting), in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

•	Information to include in Stockholder Proposals. Stockholder proposals must conform to and set forth the specific information required by Rule 14a-8 of the Exchange Act.
Director Nominations by Stockholders and Other Proposals. Our By-Laws establish certain requirements for director nominations and proposals a stockholder wishes to present at the 2024 Annual Meeting other than pursuant to Rule 14a-8. If the proposal is not being submitted pursuant to Rule 14a-8, the proposal must be written and delivered to the Corporate Secretary at the address set forth above by the close of business not less than 75 days nor more than 90 days prior to the 2024 Annual Meeting or prior public disclosure of the date of the meeting is given or made to stockholders; provided, however, that in the event that less than 85 days’ notice by the stockholder, to be timely, must be delivered at the address set forth above not earlier than the close of business on the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.
Inclusion of Stockholder Nominee in Company Proxy Statement and Form of Proxy (Proxy Access)
On March 28, 2017, the Company amended its By-Laws to provide for “proxy access.” The Company will include in its proxy statement and on its form of proxy the name of a director nominee submitted pursuant to Section 9 of the By-Laws by an “Eligible Stockholder” who provides the information and satisfies the other provisions of the Company’s proxy access By-Laws. To qualify as an “Eligible Stockholder,” a stockholder or a group of no more than 20 stockholders must have continuously owned, for at least three years as of the date of the Stockholder Notice (as defined in the By-Laws), at least three percent (3%) of the outstanding shares of the Company entitled to vote in the election of directors as of the date of the
76 |	2023 Proxy Statement

Stockholder Notice (the “Required Shares”) and thereafter continue to own the Required Shares through such annual meeting.
•
Deadline for notice. The stockholder notice must be delivered to the Office of the Corporate Secretary not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the preceding year’s annual meeting (no earlier than November 28, 2023 and no later than December 28, 2023 for the 2024 Annual Meeting).

In the event the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, the Stockholder Notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting, or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.
•
Other conditions. The ability to include proxy access nominees in the Company's proxy materials is subject to a number of requirements, conditions and limitations that are set forth in the By-Laws. In addition to satisfying the foregoing requirements and other procedures set forth under the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 26, 2024 for the 2024 Annual Meeting.

By Order of the Board,

Cari Fisher
Secretary
Dated: March 16, 2023
2023 Proxy Statement	| 77

Simpson Manufacturing Co., Inc.
5956 W. Las Positas Boulevard
Pleasanton, CA 94588
Tel: (800) 925-5099
Fax: (925) 847-1608
simpsonmfg.com

SIMPSON Manufacturing COMPANY™

SIMPSON MANUFACTURING CO., INC.
5956 W. LAS POSITAS BLVD.
PLEASANTON, CA 94588
(THE "COMPANY")

SCAN TO VIEW MATERIALS & VOTE

PROXY CARD
YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 p.m., Eastern Daylight Time, on **April 25, 2023**.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to vote up until 11:59 p.m., Eastern Daylight Time, on **April 25, 2023** for shares held directly and by 11:59 p.m., Eastern Daylight Time, on **April 21, 2023** for shares held in a plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

OR

VOTE BY TELEPHONE 1-800-690-6903
Use any touch-tone telephone to vote up until 11:59 p.m., Eastern Daylight Time, on **April 25, 2023** for shares held directly and by 11:59 p.m., Eastern Daylight Time, on **April 21, 2023** for shares held in a plan. Have your proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. **Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.**

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V00444-P85514 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

SIMPSON MANUFACTURING CO., INC.

PROXY CARD

The Board of Directors of Simpson Manufacturing Co., Inc. (the "Company") recommends you vote "FOR" all director nominees listed below under Proposal 1, "FOR" Proposals 2 and 4, and for "1 YEAR" under Proposal 3.

1. Elect eight directors, each to hold office until the next annual meeting of the Company or until his or her successor has been duly elected and qualified:

	For	Against	Abstain
1a. James S. Andrasick	☐	☐	☐
1b. Jennifer A. Chatman	☐	☐	☐
1c. Gary M. Cusumano	☐	☐	☐
1d. Philip E. Donaldson	☐	☐	☐
1e. Celeste Volz Ford	☐	☐	☐
1f. Kenneth D. Knight	☐	☐	☐
1g. Robin G. MacGillivray	☐	☐	☐
1h. Michael Olosky	☐	☐	☐

	For	Against	Abstain
2. Approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Approve, on an advisory basis, the frequency of future advisory votes to approve named executive officer compensation.	☐	☐	☐	☐

	For	Against	Abstain
4. Ratify the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for 2023.	☐	☐	☐

NOTE: Unless otherwise specified, this proxy will be voted "For" the nominees listed above in proposal 1 as directors, "For" proposals 2 and 4, and for "1 Year" under proposal 3 and will be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) is (are) shown on the share certificate to which the proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SIGN, DATE AND MAIL YOUR PROXY TODAY, UNLESS YOU HAVE VOTED BY INTERNET OR TELEPHONE.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY. YOUR VOTE MUST BE RECEIVED NO LATER THAN 11:59 P.M., EASTERN DAYLIGHT TIME, APRIL 25, 2023, TO BE INCLUDED IN THE VOTING RESULTS.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE APRIL 26, 2023, 10:00 A.M., PACIFIC DAYLIGHT TIME, ANNUAL MEETING:

The Notice of the Annual Meeting, the Proxy Statement, the Annual Report and the Form 10-K of Simpson Manufacturing Co., Inc. are available at www.proxyvote.com
(CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)

↓ If submitting a proxy by mail, please sign and date the card on the reverse side and fold and detach card at perforation before mailing. ↓

V00445-P85514

SIMPSON MANUFACTURING CO., INC.

ANNUAL MEETING OF STOCKHOLDERS
April 26, 2023, 10:00 a.m., Pacific Daylight Time,

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SIMPSON MANUFACTURING CO., INC.

The undersigned holder of common stock of Simpson Manufacturing Co., Inc., revoking all proxies heretofore given by the undersigned with respect to such common stock, hereby appoints James S. Andrasick, and Michael Olosky, and each of them, as the true and lawful proxies of the undersigned, with full power of substitution and re-substitution, to each independently and without the other, vote, on behalf of the undersigned, all shares of common stock of Simpson Manufacturing Co., Inc., that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/SSD2023, at 10:00 a.m., Pacific Daylight Time, on **April 26, 2023**, and at all postponements and adjournments thereof (the "2023 Annual Meeting"). The undersigned hereby authorizes and instructs each of said proxies to vote on Proposals 1-4 as indicated on the reverse side hereof, and in accordance with their best judgment in connection with such other business (including in the event that any director nominee named in this proxy card is unwilling or unable to serve, the election of any substitute therefor designated by either of said proxies) as may properly come before the 2023 Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DESIGNATED ON THE REVERSE SIDE. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS APPEARING ON THE PROXY, THIS PROXY WILL BE VOTED "FOR" EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 4, AND FOR "1 YEAR" UNDER PROPOSAL 3.

The undersigned acknowledges receipt with this proxy card of a copy of the following proxy materials for the **April 26, 2023**, 10:00 a.m., Pacific Daylight Time, Annual Meeting of Stockholders: the Notice of Annual Meeting of Stockholders, the Proxy Statement, the Annual Report and the Form 10-K of Simpson Manufacturing Co., Inc.

CONTINUED, AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.